UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 2)

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Tejon Ranch Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION DATED APRIL 2, 2025
4436 Lebec Rd.
Post Office Box 1000
Tejon Ranch, California 93243
April [•], 2025
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Tejon Ranch Co. (the “Company”) on Tuesday, May 13, 2025, at 9:00 A.M., Pacific Time, online via a live webcast at www.virtualshareholdermeeting.com/TRC2025 (the “Annual Meeting”). Information on and procedures to follow to participate in the Annual Meeting are included in the 2025 proxy materials and will be disclosed on the Annual Meeting website. Your Board of Directors and management look forward to greeting those shareholders who are able to attend online.

The Notice of Annual Meeting and Proxy Statement, which contain information concerning the business to be transacted at the meeting, appear in the following pages.
Your vote is especially important at this year’s Annual Meeting. Andrew Dakos, Bulldog Investors, LLP, and Special Opportunities Fund, Inc. (collectively, with any other parties that may solicit on their behalf, “Bulldog”) indicated to the Company that it intends to nominate three director candidates for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board. Pursuant to U.S. Securities and Exchange Commission rules, subject to Bulldog’s compliance with the Company's organizational documents, state law and federal securities laws, the Company is required to show the Bulldog nominees on our WHITE proxy card. However, our Board urges you not to vote for any of the Bulldog nominees and instead use the WHITE proxy card to vote “FOR” only each of the ten (10) Company nominees. You may receive solicitation materials, including a green proxy card, from Bulldog seeking your proxy to vote for Bulldog’s nominees. The Company is not responsible for the accuracy or completeness of any information provided by or relating to Bulldog or its nominees contained in solicitation materials filed or disseminated by or on behalf of Bulldog or any other statements Bulldog may make.
Your Board does NOT endorse any Bulldog nominee and unanimously recommends that you use the WHITE proxy card to vote “FOR” only each of the Board’s nominees, and in accordance with your Board’s recommendation with respect to each other proposal properly presented at the Annual Meeting.
Your Board strongly urges you to discard and NOT to vote using any green proxy card sent to you by Bulldog. If you have already submitted a green proxy card, you can revoke that proxy and vote for your Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting by signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope, by voting via Internet by following the instructions on your WHITE proxy card, or your WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.
PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION. UNDER U.S. SECURITIES AND EXCHANGE COMMISSION REQUIREMENTS, SUBJECT TO BULLDOG’S COMPLIANCE WITH THE COMPANY'S ORGANIZATIONAL DOCUMENTS, STATE LAW AND FEDERAL SECURITIES LAWS, THE COMPANY IS REQUIRED TO USE A “UNIVERSAL PROXY CARD” THAT LISTS THE BULLDOG NOMINEES IN ADDITION TO YOUR BOARD’S NOMINEES. PLEASE CAREFULLY MARK YOUR WHITE PROXY CARD. WE ENCOURAGE YOU TO ONLY VOTE “FOR” THE NOMINEES AND PROPOSALS RECOMMENDED BY YOUR BOARD, “WITHHOLD” WITH RESPECT TO THE BULLDOG NOMINEES AND “AGAINST” THE OTHER PROPOSAL MADE BY A SHAREHOLDER.

It is important that your shares be represented and voted at the Annual Meeting, whether or not you plan to attend online. Please review the proxy statement and vote online or by mailing the enclosed WHITE proxy card or WHITE voting instruction form at your earliest convenience to ensure your representation at the Annual Meeting.
Your interest and participation in the affairs of the Company are greatly appreciated.
Sincerely,
Matthew H. Walker,
President and Chief Executive Officer

TEJON RANCH CO.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
on
May 13, 2025
The Annual Meeting of Shareholders of Tejon Ranch Co. (the “Company,” “Tejon,” “we,” “us,” “our” or words of similar import in this Proxy Statement) will be held online via a live webcast at www.virtualshareholdermeeting.com/TRC2025 on Tuesday, May 13, 2025, at 9:00 A.M., Pacific Time (the “Annual Meeting”) for the following purposes:
1.To elect ten (10) directors.
2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025.
3.To approve named executive officer compensation on an advisory basis.
4.To vote on a shareholder proposal, if properly presented at the Annual Meeting.
5.To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors of the Company (the “Board”) recommends that you vote “FOR” only each of the Board’s ten (10) nominees in Proposal 1, “FOR” Proposals 2 and 3, and “AGAINST” Proposal 4.
The Board has fixed the close of business on March 17, 2025, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
We have determined that we will hold the Annual Meeting solely by means of remote communication via live audio webcast. We endeavor to provide shareholders with the same rights and opportunities for participation online as an in-person meeting. To register for and attend the Annual Meeting online, vote, view the shareholder list, or submit questions, shareholders of record will need to go to the Annual Meeting website noted above and log in using their 16-digit control number provided on their proxy card. Only shareholders or their legal proxies who have registered in advance may participate in the Annual Meeting. For more information about the virtual-only meeting format and your ability to participate and vote, including if you hold your shares in street name, see the discussion under “Record Date and Voting” in the accompanying Proxy Statement. As always, we encourage you to vote your shares prior to the meeting.
Your attention is directed to the accompanying Proxy Statement. To ensure that your shares are represented at the Annual Meeting, please date, sign, and mail the enclosed WHITE proxy card or WHITE voting instruction form, for which a return envelope is provided, or vote via the Internet by following the instructions provided on the enclosed WHITE proxy card or WHITE voting instruction form.
Please note that Andrew Dakos, Bulldog Investors, LLP, and Special Opportunities Fund, Inc. (collectively, with any other parties that may solicit on their behalf, “Bulldog”) has indicated to the Company that it intends to nominate a slate of three director nominees (each a “Bulldog Nominee” and, collectively, the “Bulldog Nominees”) for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board of Directors. You may receive solicitation materials from Bulldog, including proxy statements and green proxy cards. The Company is not responsible for the accuracy or completeness of any information provided by or relating to Bulldog or its nominees contained in solicitation materials filed or disseminated by or on behalf of Bulldog or any other statements Bulldog or its representatives may make.
The Board of Directors does not endorse any Bulldog Nominee and unanimously recommends that you vote “FOR” only the nominees proposed by the Board of Directors and named in this proxy statement (the “Company Nominees”), “FOR” the other proposals recommended by the Board, and “AGAINST” the other proposal made by a shareholder on the WHITE proxy card. The Board strongly urges you to discard and NOT to vote using any green proxy card sent to you by Bulldog. If you have already submitted a green proxy card, you can revoke that proxy and vote for the Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet by following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.
Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. We strongly encourage you to return the WHITE voting instruction form provided by your broker, bank, or other holder of record or to utilize your broker’s Internet voting, if available, and exercise your right to vote as a shareholder.

For the Board of Directors,

NORMAN J. METCALFE, Chairman of the Board

MICHAEL R.W. HOUSTON, Senior Vice President, General Counsel and Corporate Secretary

Tejon Ranch, California April [•], 2025
YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PARTICIPATE IN THE ANNUAL MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE. YOU MAY VOTE VIA THE INTERNET OR BY MAIL BY FOLLOWING THE INSTRUCTIONS ON THE WHITE PROXY CARD OR WHITE VOTING INSTRUCTION FORM. VOTING VIA THE INTERNET OR BY MAILING THE WHITE PROXY OR WHITE VOTING INSTRUCTION FORM ENSURES YOUR REPRESENTATION AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU ATTEND OUR VIRTUAL ANNUAL MEETING ONLINE.
PLEASE VOTE YOUR SHARES EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE. IF YOU ATTEND THE MEETING ONLINE AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON DURING THE MEETING EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.
If you have any questions or require any assistance with voting your shares, please call Tejon’s proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd floor
New York, NY 10005
Banks and Brokers Call: (212) 390-0450
All Others Call: (866) 796-7184
Email: TRC@dfking.com

Annual Meeting of Shareholders Proxy Statement
2025

TEJON RANCH CO.
Post Office Box 1000
Tejon Ranch, California 93243
PROXY STATEMENT
Annual Meeting of Shareholders
May 13, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
To Be Held on May 13, 2025
The Proxy Statement and accompanying Annual Report to Shareholders and Annual Report on Form 10-K are available at www.tejonranch.com or at http://materials.proxyvote.com/879080.
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Shareholders to be held online via live webcast at www.virtualshareholdermeeting.com/TRC2025 on Tuesday, May 13, 2025, at 9:00 A.M., Pacific Time (the “2025 Annual Meeting”).
It is anticipated that the mailing of this Proxy Statement and accompanying form of Proxy to shareholders will begin on April [•], 2025.

BACKGROUND TO THE SOLICITATION
The Nominating and Corporate Governance Committee (“Nominating Committee”) of the Board regularly reviews the existing Board members’ tenure and diversity of backgrounds and experiences, among other attributes, to find the best candidates to serve the Company. The Nominating Committee takes into account how each candidate’s diversity of background, experience, qualifications, attributes, and skills may complement, supplement, or duplicate those of other prospective candidates. In 2024, the Board of Directors added four new members as part of a robust succession planning effort aimed at strengthening the Company’s commitment to sustainable development and diversified cash flow growth, which effort was, in part, based on shareholder input and engagement in 2024.
Bulldog first approached the Company in February 2025 and has indicated to the Company that it intends to nominate director nominees for election as directors at the 2025 Annual Meeting. The summary below details the significant contacts between the Company and Bulldog beginning in February 2025 through the date of this proxy statement.
At the request of Andrew Dakos, Managing Partner of Bulldog, on February 5, 2025, Nick Ortiz, the Company’s Senior Vice President, Corporate Communications & Public Affairs, had a call with Mr. Dakos during which Mr. Dakos represented that Bulldog had previously held approximately 69,000 shares of the Company’s common stock but had dramatically expanded its holdings and held, as of the time of that call, approximately 400,000 shares. Mr. Dakos indicated that he felt the Company was undervalued and that he was interested in touring the Company’s ranch operations (the “Ranch”). Mr. Ortiz committed to setting up a tour at a future date. Mr. Ortiz followed up with an email to Mr. Dakos thanking him for his outreach and asking him to propose dates for a tour.
On February 5, 2025, and February 7, 2025, Mr. Dakos and Mr. Ortiz exchanged emails and settled on conducting a tour of the Ranch on Tuesday, March 11, 2025. Between February 7, 2025 and March 11, 2025, Mr. Ortiz and Mr. Dakos exchanged emails and discussed the tour of the Ranch.
On March 11, 2025, Mr. Dakos visited the Ranch. Mr. Dakos was given a tour of the Company’s real estate holdings by Mr. Ortiz and Hugh McMahon, Executive Vice President, Real Estate. Following the tour, he met with Brett Brown, Executive Vice President and Chief Financial Officer, and Robert Velasquez, Senior Vice President and Chief Accounting Officer. At Mr. Dakos’ request, he met Messrs. Bielli and Walker and he indicated to them that he would like to discuss discontinuing all Company activity on master planned communities in favor of the Tejon Ranch Commerce Center. He also sought potential Board representation. The meeting and tour ended shortly thereafter.

On March 13, 2025, Mr. Dakos sent a letter to Michael R.W. Houston, Senior Vice President, General Counsel and corporate Secretary, purporting to inform the Company of Mr. Dakos’ intent to nominate up to three director candidates — Andrew Dakos, Phillip Goldstein, and Aaron T. Morris — for election to the Board at the 2025 Annual Meeting. In his letter, Mr. Dakos reported beneficial ownership of 30,000 shares of the Company’s common stock, and beneficial ownership by a partnership in which he has a 50% interest of an additional 25,000 shares of the Company’s common stock. The following day, Mr. Dakos sent Mr. Ortiz a purported advance notice for a board nomination via email and asked that it be provided to Mr. Houston.
On March 16, 2025, the Executive Committee of the Board discussed the letter from Mr. Dakos, including the background and experience of the purported nominees and certain deficiencies in Bulldog's purported notice and failures to comply with the Company's organizational documents. On March 19, the Board of Directors further discussed the purported notice and agreed that the Company’s legal counsel should promptly notify Bulldog that the March 13 letter did not comply with the Company’s organizational documents, nor did it comply with Rule 14a-19 under the Securities Exchange Act of 1934, (the “Exchange Act”). The Board determined that the purported nominees’ background and experience were inconsistent with the Company’s long-term strategy and, as such, their election to the Board was not in the best interests of the Company or its stockholders.
Later on March 19, 2025, the Company's outside legal counsel delivered a letter to Bulldog regarding the deficiencies contained in Bulldog's March 13 Letter. The March 19 letter also contained a copy of the Company’s standard director questionnaire and requested that the Bulldog Nominees complete the questionnaire.
On March 21, 2025, the Company filed a preliminary proxy statement. The preliminary proxy statement disclosed that the Board had fixed the close of business on March 17, 2025, as the record date for the 2025 Annual Meeting.
On March 24, 2025, Mr. Dakos sent a letter to the Company's outside legal counsel responding to the March 19 letter. Mr. Dakos noted that despite the March 13 letter being delivered on Bulldog letterhead, Mr Dakos, as an individual, had submitted the letter on his own behalf and Bulldog itself has no pecuniary interest in any shares of the Company. Mr. Dakos and his nominees also refused to provide the Company with the information required by the federal securities laws to be disclosed in connection with the solicitation of proxies for the election of directors as mandated by the Company’s organizational documents.
On March 27, 2025, the Company's outside legal counsel delivered a letter to Mr. Dakos noting that despite the clear requirement in the Company’s organizational documents that a proper notice of nomination include the information required by the federal securities laws in connection with the solicitation of proxies for the election of directors, the Company would not disqualify the Bulldog Nominees for such failure, so long as Mr. Dakos filed a definitive proxy statement with the SEC that contained such information prior to the deadline required by the Company’s advance notice bylaws. The March 27 letter also confirmed to Mr. Dakos that the questionnaire previously provided was entirely consistent with the questionnaire completed by each of the Company’s director nominees and again requested that the Bulldog Nominees complete the questionnaire. The March 27 letter also reminded Mr. Dakos that the Company’s organizational documents required him to provide certain updated information as of the record date, which was disclosed in the Company’s preliminary proxy statement.
On March 28, 2025, Bulldog filed a preliminary proxy statement for the solicitation of proxies on behalf of Special Opportunities Fund, Inc.

SOLICITATION OF PROXIES
At the meeting, the shareholders of the Company will be asked to vote on the following matters: (1) the election of ten (10) directors, (2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025, (3) an advisory vote to approve named executive officer compensation, (4)  a shareholder proposal if properly presented at the 2025 Annual Meeting, and (5) such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is asking for your proxy for use at the 2025 Annual Meeting. Unless proxy cards are otherwise marked, the persons named as proxies will vote in accordance with the Board’s recommendations on all proposals. Although management does not know of any other matter to be acted upon at the meeting, shares represented by valid proxies will be voted by the persons named on the proxy in accordance with their best judgment with respect to any other matters that may properly come before the meeting.

The costs for this proxy solicitation will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, e-mail, or in person. Such persons will receive no additional compensation for such services. The Company has retained D.F. King & Co., Inc. (“D.F. King”) to solicit proxies by mail, telephone, email or in person for the 2025 Annual Meeting, and they expect that approximately 50 of their employees will assist in the solicitation, at a cost of approximately $420,000, plus reasonable and documented out-of-pocket expenses. Further and pursuant to the terms of D.F. King’s engagement, we may pay D.F. King an additional success fee not to exceed $400,000, in an exact amount to be determined in our sole discretion, if we determine that such a success fee is warranted in light of the performance by D.F. King of its services. The total amount to be spent for the Company’s solicitation of proxies is estimated to be approximately $[•] (an estimated $[•] in excess of what is normally spent), approximately $[•] of which has been accrued to date.
Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at the rates approved by the New York Stock Exchange (“NYSE”). We estimate that approximately five of our employees will assist in the proxy solicitation. Appendix A sets forth information relating to certain of the Company’s directors, director nominees and certain executive officers and other employees who are considered “participants” in the Company’s solicitation under SEC rules by reason of their position as directors of the Company or because they may be soliciting proxies on the Company’s behalf.

RECORD DATE AND VOTING
General Information
Holders of shares of the Company’s Common Stock, par value $0.50 (the “Common Stock”) of record at the close of business on March 17, 2025 (the “Record Date”) are entitled to notice of, to vote at, and participate in, the meeting. . In order to attend the virtual Annual Meeting, shareholders must register in advance no later than 8:30 a.m. ET on May 12, 2025 by visiting www.proxyvote.com. To register, shareholders will need the 16-digit control number found on their proxy card or voting instruction form. After registering, shareholders will receive a confirmation e-mail with information on how to attend the meeting. After registering, to participate in the 2025 Annual Meeting (including to vote, ask questions, and view the list of registered shareholders as of the Record Date), shareholders of record should go to the meeting website at www.virtualshareholdermeeting.com/TRC2025, enter the 16-digit control number found on their proxy card, and follow the instructions on the website. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may register for, access, participate in, and vote at the 2025 Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, shareholders who hold their shares in street name who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by their broker, bank, or other nominee to register to attend the meeting. In addition to registering for the meeting, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the 2025 Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the 2025 Annual Meeting. If you request a legal proxy, you must attend the meeting to vote or call D.F. King at (866) 796-7184.
Online check-in will begin at 8:45 A.M. Pacific Time on May 13, 2025, and the 2025 Annual Meeting will begin promptly at 9:00 A.M. Pacific Time. You are encouraged to allow sufficient time for accessing the 2025 Annual Meeting website. Technicians will be available to assist with technical difficulties and may be reached via the toll-free number available on the 2025 Annual Meeting website for such assistance.
The rules of conduct and procedures for the 2025 Annual Meeting will be provided in advance of and during the 2025 Annual Meeting at www.virtualshareholdermeeting.com/TRC2025. The rules of conduct will contain more information regarding the Q&A process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered, and disclosed. Shareholders may submit questions during the 2025 Annual Meeting at the 2025 Annual Meeting website. We plan to answer questions pertinent to Company matters as time allows during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Shareholder questions not pertinent to Annual Meeting matters, including personal or customer-related questions, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the 2025 Annual Meeting will not be addressed during the meeting.

Please note that this year, your proxy card looks different. It has more names on it than there are seats up for election. Under SEC requirements, subject to Bulldog’s compliance with the Company's organizational documents, state law and federal securities laws, the Company is required to use a “universal proxy card” that lists the Bulldog Nominees in addition to your Board’s nominees. Please carefully mark your WHITE proxy card. We encourage you to only vote “FOR” the nominees and proposals recommended by your Board, “WITHHOLD” with respect to the Bulldog Nominees and “AGAINST” the other proposal made by a shareholder.
While you may provide instructions with respect to any or all of the nominees, you may mark a vote “FOR” only ten (10) nominees in total. If you mark a vote “FOR” more than ten nominees, your votes on Proposal 1 will be invalid and will not be counted. If you mark a vote “FOR” fewer than ten (10) nominees, your shares will be voted “FOR” only those nominees you have so marked as described below.
Discretionary authority will be exercised to allocate cumulated votes on Proposal 1 at the 2025 Annual Meeting. If we use that authority to prioritize and allocate votes among the Company Nominees, we intend to provide for the election of the maximum number of our Company Nominees, and will provide instructions to the independent inspector of elections as to the order of priority of such Company Nominees at the time of the 2025 Annual Meeting. No determination has been made as to the order of priority of candidates to which votes will be allocated, and any such determination will be made by the named proxies at the 2025 Annual Meeting. If you do not wish to grant the proxy holders discretionary authority to allocate your cumulated votes in the election of directors, you must indicate this on your proxy card in accordance with the instructions set forth therein.
For holders of record, unless you specifically instruct otherwise, if you sign and return your WHITE proxy card, the named proxies will exercise their discretion to allocate cumulated votes so as to provide for the election of the maximum number of Company Nominees, and your votes on Proposal 1 will be voted as follows:
•If you (a) mark “FOR” all ten (10) Company Nominees, (b) do not mark “FOR” or “WITHHOLD” with respect to any nominee, or (c) do not mark “FOR” or “WITHHOLD” with respect to any Company Nominee but mark “WITHHOLD” with respect to one or more Bulldog Nominees, your proxy card will confer the named proxies with the authority to cumulate all of your votes on Proposal 1 among the ten (10) Company Nominees at their discretion. (For example, if you own 10 shares and sign and return a blank WHITE proxy card, the named proxies can allocate 100 “FOR” votes among the ten (10) Company Nominees at their discretion, including allocating all 100 “FOR” votes to a single Company Nominee.)
•If you mark “FOR” fewer than ten (10) Company Nominees and do not mark “FOR” any Bulldog Nominee, your proxy card will confer the named proxies with the authority to cumulate all of your votes on Proposal 1 among such Company Nominees at their discretion. (For example, if you own 10 shares and mark “FOR” five Company Nominees on a WHITE proxy card, the named proxies can allocate 100 “FOR” votes among the five Company Nominees you selected at their discretion.)
•If you mark “FOR” one or more Bulldog Nominees and also mark “FOR” one or more Company Nominees (but collectively no more than ten (10) nominees), one tenth (1/10) of your votes on Proposal 1 will be voted “FOR” each such Bulldog Nominee and your proxy card will confer the named proxies with the authority to cumulate any remaining votes on Proposal 1 among such Company Nominees at their discretion. (For example, if you own 10 shares and mark “FOR” one Bulldog Nominee and “FOR” one Company Nominee on a WHITE proxy card, the Bulldog Nominee will receive 10 “FOR” votes and the Company Nominee will receive the remaining 90 “FOR” votes.)
•If you mark “FOR” one or more Bulldog Nominees and do not mark “FOR” any Company Nominee, one tenth (1/10) of your votes on Proposal 1 will be voted “FOR” each such Bulldog Nominee. (For example, if you own 10 shares and mark “FOR” two Bulldog Nominees on a WHITE proxy card, each Bulldog Nominee will receive 10 “FOR” votes and the remaining 80 “FOR” votes will not be cast.)
If you wish to exercise your own discretion as to the allocation of votes among the Company Nominees and/or Bulldog Nominees, and you are a record holder of shares, you will be able to do so by attending the 2025 Annual Meeting online and voting, by appointing another person as your representative to vote on your behalf at the 2025 Annual Meeting online, or by signing and returning your WHITE proxy card with specific instructions as to how to allocate your votes.

Any shareholder who holds shares in street name and desires to allocate votes among specific Company Nominees may do so by either informing the shareholder’s broker, banker or other custodian of the shareholder’s desire to attend the Annual Meeting, requesting a legal proxy to attend the Annual Meeting, and voting at the Annual Meeting or, where permitted by the broker, banker or other custodian, by following the instructions on the voting instruction form provided by such broker, banker or other custodian. Because each broker, banker or custodian has its own procedures and requirements, a stockholder holding shares in street name who wishes to allocate votes to specific Company Nominees should contact its broker, banker or other custodian for specific instructions on how to obtain a legal proxy or provide vote allocation instructions.
There were 26,868,106 shares of Common Stock outstanding on the Record Date. Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the 2025 Annual Meeting other than the election of directors. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. A shareholder of record giving a proxy may revoke it at any time before it is voted at the 2025 Annual Meeting by delivering to the Company’s Secretary a written notice of revocation, by submitting a later-dated proxy via the Internet before or during the meeting or by mail by 11:59 p.m. Eastern Time on May 12, 2025. Unless a proxy is revoked, shares represented by a proxy will be voted in accordance with the voting instructions on the proxy, and on matters for which no voting instructions are given, shares will be voted cumulatively “FOR” any or all of the Board’s ten (10) nominees at the discretion of the individuals named as proxies on the WHITE proxy card, “FOR” Proposals 2 and 3, and “AGAINST” Proposal 4, and in accordance with their best judgment with respect to any other matters which may properly come before the meeting. If your shares are held in a stock brokerage account or by a bank or other holder of record, you must follow the instructions of your broker, bank, or other holder of record to change or revoke your voting instructions.
If you have already voted using a green proxy card sent to you by Bulldog, you have every right to change your vote and we strongly urge you to revoke that proxy by voting in favor of ONLY the Board’s ten (10) nominees (Steven A. Betts, Gregory S. Bielli, Denise Gammon, Anthony L. Leggio, Norman J. Metcalfe, Jeffrey J. McCall, Eric H. Speron, Daniel R. Tisch, Michael H. Winer, and Kenneth G. Yee) by marking, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or following the instructions on your WHITE proxy card to vote via the Internet. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the 2025 Annual Meeting.

Effects of Broker Non-Votes and Abstentions
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered to be the “beneficial owner” of those shares. As the beneficial owner, you have the right to instruct your broker, bank, or other holder of record how to vote your shares. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Broker non-votes, if any, will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals. Applicable SEC and stock exchange regulations severely limit the matters your broker may vote on without having been instructed to do so by you, including as they relate to the election of directors, ratification of accountants (in a contested election), compensation matters, and shareholder proposals. To the extent your broker provides you with Bulldog’s proxy materials, it will not have discretion to vote on “routine matters.” In such circumstances, if you do not instruct your broker on how to vote your shares regarding the election of directors (Proposal 1), the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2), the advisory vote on named executive officer compensation (Proposal 3), or the shareholder proposal (Proposal 4), then your shares may not be voted on these matters. We urge you to instruct your broker about how you wish your shares to be voted using the WHITE voting instruction form.
Abstentions occur when you provide voting instructions but instruct to abstain from voting on a particular matter instead of voting for or against the matter. The impact of an abstention on each proposal is described under “Voting Requirements.” We strongly encourage you to follow the voting instructions on the materials you receive and vote your shares.

In light of Bulldog’s intention to nominate a slate of three directors, the 2025 Annual Meeting may have a contested director election. Under the NYSE rules, this means that for shares held in accounts to which Bulldog’s proxy materials have been sent, brokers, trustees, and other nominees will not have discretionary authority to vote for any matters listed above (including the ratification of the appointment of the independent registered public accounting firm) unless they receive your instructions.
Quorum
The holders of record of a majority of the Common Stock entitled to vote at the 2025 Annual Meeting must be present at the 2025 Annual Meeting, either in person (via the live webcast) or by proxy, in order for there to be a quorum at the 2025 Annual Meeting. Shares of Common Stock with respect to which the holders are present at the 2025 Annual Meeting, but not voting, and shares of Common Stock for which we have received proxies, but with respect to which the holders of the shares have abstained from voting, will be counted as present at the 2025 Annual Meeting for the purpose of determining whether or not a quorum exists. Broker non-votes, if any, will also be counted as present for the purpose of determining whether a quorum exists. Shareholders cannot abstain in the election of directors, but they can withhold authority. Shareholders who withhold authority in the election of directors will be considered present for purposes of determining a quorum.
Voting Requirements
For Proposal 1 (election of directors), the ten (10) candidates receiving the highest number of affirmative votes at the 2025 Annual Meeting (also referred to as a plurality) will be elected as directors. Our Certificate of Incorporation provides that in any election of directors, each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds. These votes may be cast for one nominee or distributed among two or more nominees.
Discretionary authority will be exercised to allocate cumulated votes at the 2025 Annual Meeting. Unless you specifically instruct otherwise, the WHITE proxy card confers discretionary authority to allocate votes among any or all of our Company Nominees which you mark “FOR,” at the discretion of the individuals named as proxies on the enclosed WHITE proxy card. If you vote “FOR” some but not all of the Company Nominees and do not specifically instruct otherwise, the WHITE proxy card will confer such proxy holders with the authority to allocate votes among the Company nominees you mark “FOR” at their discretion so as to provide for the election of the maximum number of Company Nominees including, but not limited to, the prioritization of such Company Nominees to whom such votes may be allocated. If we use that authority to prioritize and allocate votes among the Company Nominees, we intend to provide for the election of the maximum number of our Company Nominees, and will provide instructions to the independent inspector of elections as to the order of priority of such Company Nominees at the time of the 2025 Annual Meeting. No determination has been made as to the order of priority of candidates to which votes will be allocated, and any such determination will be made by the named proxies at the 2025 Annual Meeting. If you do not wish the proxy holders to exercise discretionary authority to allocate your cumulated votes in the election of directors, you must indicate this on your proxy card in accordance with the instructions set forth therein. If you wish to exercise your own discretion as to the allocation of votes among the Company Nominees and/or Bulldog Nominees, and you are a record holder of shares, you will be able to do so by attending the 2025 Annual Meeting online and voting, by appointing another person as your representative to vote on your behalf at the 2025 Annual Meeting online, or by signing and returning your WHITE proxy card with specific instructions as to how to allocate your votes.
Withheld votes will not be counted and will therefore have no effect on the outcome of Proposal 1.
Approval of Proposal 2 (the ratification of Deloitte & Touche LLP as our independent registered public accounting firm) will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person (via the live webcast) or represented by proxy and entitled to vote on the matter. Abstentions will be counted as present and entitled to vote and will thus have the effect of a vote against Proposal 2.
Approval of Proposal 3 (the advisory vote to approve named executive officer compensation) will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person (via the live webcast) or represented by proxy and entitled to vote on the matter. Abstentions will be counted as present and entitled to vote and will thus have the effect of a vote against Proposal 3.

Approval of Proposal 4 (the shareholder proposal) will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person (via the live webcast) or represented by proxy and entitled to vote on the matter. Abstentions will be counted as present and entitled to vote and will thus have the effect of a vote against Proposal 4.
Pursuant to Delaware corporate law, the actions contemplated to be taken at the 2025 Annual Meeting do not create appraisal or dissenters’ rights.

Proxy Summary
2024 Performance Highlights
Our Mission and Objectives
We are a diversified real estate development and agribusiness company committed to responsibly using our land and resources to meet the housing, employment, and lifestyle needs of Californians and create value for our shareholders. Currently, operations consist of land planning and entitlement, land development, commercial land sales and leasing, leasing of land for mineral royalties, water asset management and sales, grazing leases, farming, and ranch operations.
Our primary business objective is to maximize long-term shareholder value through the improvement and monetization of our land-based assets. A key element of our strategy is to entitle and then develop large-scale mixed-use master planned residential and commercial/industrial real estate projects to serve the growing populations of Southern and Central California. Our mixed-use master planned residential developments have received governmental jurisdictional approvals to collectively include up to 35,278 housing units, and more than 35 million square feet of commercial space. At the time of preparation of this proxy statement, our Centennial master planned community remains in litigation.

2024 Operational and Financial Results.
Financial Results:
•For 2024, net income attributable to common shareholders was $2,690,000 compared to net income attributed to common shareholders of $3,265,000 in 2023. The primary factor driving the decrease was a reduction in mineral resources segment operating income of $2,677,000 which was largely attributable to limited opportunities to sell water. Additionally, the farming segment operating income decreased by $2,319,000 resulting from the lack of crop yield in 2024. The above decreases were partially offset by improved equity in earnings of unconsolidated joint ventures of $4,013,000 associated with better fuel margins at our TA/Petro joint venture and higher rental rates or rent rate escalations at our various joint ventures with Majestic Realty.
Operational Highlights:
•Commenced construction of Phase 1 on Terra Vista at Tejon, our first multifamily apartment community at Tejon Ranch Commerce Center (“TRCC”), which is on track for delivering 228 units (of up to a total of 495 units) in 2025, with first availability of units to residents expected in the second quarter 2025.
•Leased occupancy at the Outlets at Tejon continued to improve to over 93% at December 31, 2024 from 92% at December 31, 2023 due to strong new and renewal leasing activity, including new tenants ULTA and Psycho Bunny.
•Entered a joint venture with Dedeaux Properties for the development of a 510,385 square foot industrial building at TRCC, with land contribution and construction expected to commence in the second quarter 2025.

Forward-Looking Statements and Website References
This document contains “forward-looking statements”—that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. These forward-looking statements are not a guarantee of future performance and are subject to assumptions and involve known risks, uncertainties, and other important factors that could cause the actual results, performance, or achievement of the Company, or industry results, to differ materially from any future results, performance, or achievement imposed by such forward-looking statements. For details on the risks and uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see the “Forward-Looking Statements” and “Risk Factors” sections in our filings with the Securities and Exchange Commission, including the Risk Factors section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.
2024 Compensation Summary
Our executive compensation program is designed to align with our strong pay-for-performance philosophy and ties a substantial portion of executive compensation to the achievement of annual and long-term strategic objectives directly linked to the creation of shareholder value. The objectives of our executive compensation program are (i) to drive performance against critical strategic milestone goals designed to create long-term shareholder value through the enhancement of our land asset values and positive execution within the Tejon Ranch Commerce Center (“TRCC”) and our other operating assets, (ii) to pay our executives at a level and in a manner that ensures Tejon Ranch is capable of attracting, motivating, and retaining top executive talent in order for us to achieve our long-term strategic goals and recognize the full potential of our real estate assets, and (iii) provide a compensation structure that takes into consideration appropriate peer compensation levels and practices.
In determining the 2024 compensation for our named executive officers (“NEOs”), the Compensation Committee of the Board (the “Compensation Committee”) considered each NEO’s contributions to the Company’s strategy related to revenue generation, cash management, continued expansion of the TRCC and continued movement of our residential development projects through the entitlement, permitting, and litigation process within California.
Our 2024 compensation program reflects our pay-for-performance philosophy. The annual short-term incentives paid to all our executives were above target, ranging from 103% to 114% of target. Adjusted EBITDA, one of the metrics used for purposes of our annual short-term incentives, decreased from the previous year due to the financial results as described above. See 2024 Performance Achievement chart on page 52, for additional information.
The Compensation Committee has engaged Semler Brossy to continue providing compensation advisory services post-2024, including with respect to designing a post-2025 executive long term incentive compensation program.
Shareholder Engagement
Shareholder engagement is an important and valuable means for direct input and feedback from our investors, and our directors and management recognize the benefits that come from this dialogue. The Board reviews annual meeting voting trends in connection with ongoing shareholder engagement activities, in order to be prepared for engagement, and to also be responsive to shareholder sentiment. In 2024, the Company refreshed its outside investor relations advisory team to assist with shareholder engagement. We engage with shareholders throughout the year and our management team is available to meet in person, virtually or telephonically with shareholders in order to:
•Provide visibility and transparency into our business, key real estate entitlement milestones, and our performance;
•Discuss with shareholders and prospective shareholders the issues that are important to them and hear their expectations;

•Assess emerging issues that may affect our business, inform our decision making, and help shape our practices; and
•Solicit and consider shareholder feedback regarding our board governance and executive compensation practices, to better understand investor viewpoints and inform discussions in the boardroom.
We create many opportunities for shareholders and prospective shareholders to provide feedback to our Board and management by setting up one-on-one meetings, telephone, and virtual meetings. In 2024, we reached out to shareholders owning approximately 64% of shares outstanding and met with investors representing approximately 53% of shares outstanding. A summary of feedback that we have received related to our business model, governance and executive compensation and our response is summarized below.

What We Heard	How We Responded

Shareholders expressed a desire for the Company to provide continued disclosure around our business model as it relates to real estate development both in the future and current active development projects.
Management in preparation of the 2024 Annual Report on Form 10-K expanded disclosure throughout the Business Section and Management’s Discussion and Analysis of Financial Condition and Results of Operations related to our overall operational activities, the TRCC, our current active development, and future developments of Mountain Village, Centennial, Grapevine, and Grapevine North master planned communities.

We received inquiries as to the future value of our mixed-use real estate developments and development completion values of the TRCC.
The Company provides within the Business Section of the 2024 Annual Report on Form 10-K, and in the Compensation Discussion and Analysis (“CD&A”) on page 34, a chart setting forth our Real Estate Development Continuum. The chart provides the current status (as of this Proxy Statement’s filing) of each of our development projects and key milestones to be achieved to move each project forward in California’s complex regulatory environment. The Business Section of the 2024 Annual Report on Form 10-K also includes key statistics for each of our development projects such as cost invested, and number of residential units and commercial/industrial square footage entitled. We, however, do not provide speculative future estimates of value for these projects due to the long-term nature of the projects, the many speculative assumptions involved in estimating a future value, and ongoing changes to assumptions.

Shareholders expressed a desire for the Company to provide enhanced disclosure around the Company’s Board refresh policy and composition along with disclosure around succession planning.
The Nominating Committee regularly reviews the existing Board members’ tenure and diversity of backgrounds and experiences, among other attributes, to find the best candidates to serve the Company. With input from shareholders prior to and following the annual shareholders’ meeting, the Nominating Committee and Board executed a plan to advance diversity of backgrounds and expertise on the Board, and address succession planning for the Board of Directors by electing four seasoned professionals in 2024, all of whom add to and support the Board’s skill sets, and to fill vacancies. Three new directors took office on November 4, 2024, and the fourth replaced Mr. Stack on December 11, 2024.

Shareholders generally expressed a desire for further input and disclosure related to the Company's approach to executive compensation. Some shareholders were in agreement with the current approach to both short-term and long-term incentive measures, while others suggested a different mix of long-term incentive compensation measures focused on total shareholder return compared to using price vested units ("PVUs") and performance milestones. One shareholder felt our PVU measure was too strict and should include a range of performance versus "all or nothing" and another shareholder suggested CEO long-term incentive be greater than 50% performance based.	As mentioned above and detailed in the CD&A section, the Company's executive compensation program aligns with a strong pay for performance philosophy that also allows the Company to attract, motivate and retain top talent. The Compensation Committee uses a compensation consultant to assist in structuring executive compensation programs and regularly reviews their engagement. The Company's current executive compensation program was structured in 2022 and is measured from 2023 through the end of 2025. During 2024, the Compensation Committee undertook a request for proposal process to evaluate the current market and the Company's needs of such compensation consultant. That process resulted in receiving three proposals that ultimately concluded in the Company's existing consultant, Semler Brossy, being re-engaged with a new engagement lead to assist the Compensation Committee during 2025 to structure the post-2025 executive compensation program. Consideration of those items raised by investors will be part of developing the post-2025 program.

PROPOSAL 1
THE ELECTION OF DIRECTORS
The Board currently consists of eleven directors whose terms expire at the 2025 Annual Meeting. As previously disclosed, in accordance with our Bylaws, the Board has fixed the number of directors constituting the Board at ten (10) effective immediately upon adjournment of the 2025 Annual Meeting. Each director elected at the 2025 Annual Meeting shall hold office until the next annual meeting and will serve until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. If you mark a vote “FOR” in respect to more than ten (10) nominees, your votes on Proposal 1 will be invalid and will not be counted.
The Board’s nominees for election at the 2025 Annual Meeting are Steven A. Betts, Gregory S. Bielli, Denise Gammon, Anthony L. Leggio, Norman J. Metcalfe, Jeffrey J. McCall, Eric H. Speron, Daniel R. Tisch, Michael H. Winer, and Kenneth G. Yee. Each of the Board’s nominees is currently a director of the Company. All directors, with the exception of Ms. Gammon and Messrs. McCall, Speron and Yee, were last elected by shareholders at the 2024 Annual Meeting of Shareholders.
Ms. Gammon, Mr. McCall, Mr. Speron, and Mr. Yee were elected by the Board on November 4, 2024, to fill vacancies created by the Board increasing the size of the Board of Directors from eight to eleven and to fill a vacancy created by the retirement of former Director Geoffrey L. Stack, who retired from the Board on December 11, 2024. Ms. Gammon, Mr. McCall and Mr. Speron assumed their offices on November 4, 2024 and Mr. Yee assumed his office on December 11, 2024. The election of these four directors was the result of a Board refreshment process that began prior to last year’s 2024 Annual Meeting and continued into Fall 2024. The process, led by the Nominating Committee, included solicitation of potential candidates and interviews with a number of candidates by the Nominating Committee. Ms. Gammon, Mr. McCall, Mr. Speron, and Mr. Yee were recommended for election to the Board unanimously by the Nominating Committee following each new director submitting their application material to the Nominating Committee. Ms. Gammon and Messrs. McCall and Yee were recommended by current directors for the Nominating Committee’s consideration and Mr. Speron was recommended to the Nominating Committee by a shareholder.
Rhea Frawn Morgan, who has served as a director since 2021, informed the Board on March 12, 2025 of her intention not to stand for reelection at the 2025 Annual Meeting and, as such, she was not nominated to stand for reelection.
Shareholder nominations of persons for election to the Board must be made pursuant to timely written notice to the Secretary of the Company pursuant to, and contain the information required by, the Company’s Certificate of Incorporation and Bylaws. See “Shareholder Proposals for 2026 Annual Meeting” for additional information on the procedure for shareholder nominations.
All of the nominees of the Board have consented to being named in this Proxy Statement and to serve if elected. In the event that any one or more of the nominees shall become unable to serve or for good cause refuses to serve as director (an event that is not anticipated), the proxy holders will vote for substitute nominees in their discretion.
The Board recommends using the enclosed WHITE proxy card to vote “FOR” the election of each of the Board’s ten (10) director nominees listed above.
As described previously, Bulldog has notified us of its intent to nominate a slate of three nominees for election as Directors at the 2025 Annual Meeting in opposition to the nominees proposed by the Board. As a result, assuming one or more of such nominees is, in fact, properly proposed for election at the 2025 Annual Meeting in accordance with the Company’s organizational documents, state law and federal securities laws, and such nomination has not been withdrawn by Bulldog, the election of directors will be considered a contested election. As provided in our Bylaws, directors are elected on a plurality basis. This means that the ten (10) director nominees receiving the greatest number of votes cast “FOR” their election will be elected. “WITHHOLD” votes and any broker non-votes, if any, (as described under “Voting Requirements”) will be counted for purposes of determining if there is a quorum at the 2025 Annual Meeting for this vote but will not be counted as votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).
Our Certificate of Incorporation provides that in any election of directors, each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds. (For example, if you own 10 shares, you are entitled to cast 100 votes “FOR” candidates in connection with Proposal 1.) These votes may be cast for one nominee or distributed among two or more nominees.

While you may provide instructions with respect to any or all of the nominees, you may mark a vote “FOR” only ten (10) nominees in total. If you mark a vote “FOR” more than ten nominees, your votes on Proposal 1 will be invalid and will not be counted. If you mark a vote “FOR” fewer than ten (10) nominees, your shares will be voted “FOR” only those nominees you have so marked as described below.
Discretionary authority will be exercised to allocate cumulated votes on Proposal 1 at the 2025 Annual Meeting. If we use that authority to prioritize and allocate votes among the Company Nominees, we intend to provide for the election of the maximum number of our Company Nominees, and will provide instructions to the independent inspector of elections as to the order of priority of such Company Nominees at the time of the 2025 Annual Meeting. No determination has been made as to the order of priority of candidates to which votes will be allocated, and any such determination will be made by the named proxies at the 2025 Annual Meeting. If you do not wish to grant the proxy holders discretionary authority to allocate your cumulated votes in the election of directors, you must indicate this on your proxy card in accordance with the instructions set forth therein.
For holders of record, unless you specifically instruct otherwise, if you sign and return your WHITE proxy card, the named proxies will exercise their discretion to allocate cumulated votes so as to provide for the election of the maximum number of Company Nominees, and your votes on Proposal 1 will be voted as follows:
•If you (a) mark “FOR” all ten (10) Company Nominees, (b) do not mark “FOR” or “WITHHOLD” with respect to any nominee, or (c) do not mark “FOR” or “WITHHOLD” with respect to any Company Nominee but mark “WITHHOLD” with respect to one or more Bulldog Nominees, your proxy card will confer the named proxies with the authority to cumulate all of your votes on Proposal 1 among the ten (10) Company Nominees at their discretion. (For example, if you own 10 shares and sign and return a blank WHITE proxy card, the named proxies can allocate 100 “FOR” votes among the ten (10) Company Nominees at their discretion, including allocating all 100 “FOR” votes to a single Company Nominee.)
•If you mark “FOR” fewer than ten (10) Company Nominees and do not mark “FOR” any Bulldog Nominee, your proxy card will confer the named proxies with the authority to cumulate all of your votes on Proposal 1 among such Company Nominees at their discretion. (For example, if you own 10 shares and mark “FOR” five Company Nominees on a WHITE proxy card, the named proxies can allocate 100 “FOR” votes among the five Company Nominees you selected at their discretion.)
•If you mark “FOR” one or more Bulldog Nominees and also mark “FOR” one or more Company Nominees (but collectively no more than ten (10) nominees), one tenth (1/10) of your votes on Proposal 1 will be voted “FOR” each such Bulldog Nominee and your proxy card will confer the named proxies with the authority to cumulate any remaining votes on Proposal 1 among such Company Nominees at their discretion. (For example, if you own 10 shares and mark “FOR” one Bulldog Nominee and “FOR” one Company Nominee on a WHITE proxy card, the Bulldog Nominee will receive 10 “FOR” votes and the Company Nominee will receive the remaining 90 “FOR” votes.)
•If you mark “FOR” one or more Bulldog Nominees and do not mark “FOR” any Company Nominee, one tenth (1/10) of your votes on Proposal 1 will be voted “FOR” each such Bulldog Nominee. (For example, if you own 10 shares and mark “FOR” two Bulldog Nominees on a WHITE proxy card, each Bulldog Nominee will receive 10 “FOR” votes and the remaining 80 “FOR” votes will not be cast.)
If you wish to exercise your own discretion as to the allocation of votes among the Company Nominees and/or Bulldog Nominees, and you are a record holder of shares, you will be able to do so by attending the 2025 Annual Meeting online and voting, by appointing another person as your representative to vote on your behalf at the 2025 Annual Meeting online, or by signing and returning your WHITE proxy card with specific instructions as to how to allocate your votes.
Any shareholder who holds shares in street name and desires to allocate votes among specific Company Nominees may do so by either informing the shareholder’s broker, banker or other custodian of the shareholder’s desire to attend the Annual Meeting, requesting a legal proxy to attend the Annual Meeting, and voting at the Annual Meeting or, where permitted by the broker, banker or other custodian, by following the instructions on the voting instruction form provided by such broker, banker or other custodian. Because each broker, banker or custodian has its own procedures and requirements, a stockholder holding shares in street name who wishes to allocate votes to specific Company Nominees should contact its broker, banker or other custodian for specific instructions on how to obtain a legal proxy or provide vote allocation instructions.

The Board does not endorse any Bulldog Nominee and recommends that you disregard any green proxy card that may be sent to you by Bulldog. Voting to “WITHHOLD” with respect to any of Bulldog’s nominees on its proxy card is not the same as voting “FOR” the Board’s nominees, because a vote to “WITHHOLD” with respect to any of Bulldog’s nominees on its proxy card will revoke any previous proxy submitted by you, including any vote you may have made for the Board’s nominees. If you have previously voted using a green proxy card sent to you by Bulldog, you may change your vote by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope, or by voting via Internet by following the instructions on your WHITE proxy card or WHITE voting instruction form. Only the latest validly executed proxy that you submit will be counted.
In the event that Bulldog withdraws its nominee(s), abandons its solicitation or fails to comply with the Company’s organizational documents, state laws and federal securities laws, any votes cast in favor of Bulldog’s nominee(s) will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE proxy card or Bulldog’s green proxy card.
The Company is required to include all nominees for election on its proxy card if Bulldog complies with the Company’s organizational documents, state laws and federal securities laws. For additional information regarding Bulldog’s nominees and any other related information, please refer to Bulldog’s proxy statement. You may receive solicitation materials from Bulldog, including proxy statements and green proxy cards. Tejon Ranch Co. is not responsible for the accuracy or completeness of any information provided by or relating to Bulldog or its nominees contained in solicitation materials filed or disseminated by or on behalf of Bulldog or any other statements Bulldog may make. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the 2025 Annual Meeting at the SEC’s website (http://www.sec.gov).

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE BOARD’S NOMINEES NAMED ABOVE FOR ELECTION AS A DIRECTOR ON THE WHITE PROXY CARD.

PROPOSAL 2
THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On March 5, 2025, the Audit Committee selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Services provided to the Company and its subsidiaries by Deloitte in fiscal years 2024 and 2023 are described under “Audit Fees” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee below.
Representatives of Deloitte are expected to be present at the 2025 Annual Meeting and will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from shareholders.
Shareholder Ratification of the Appointment of Independent Registered Public Accounting Firm
We are asking our shareholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our Certificate of Incorporation, Bylaws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification as a matter of good corporate practice. In the event that shareholders do not ratify the appointment of Deloitte, the appointment may be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. Deloitte has served as our independent registered public accounting firm since 2019.
Audit Fees and Services.

	2024	2023
Audit Fees	$834,200	$773,000
Audit Related Fees	$—	$—
Tax Fees	$105,967	$146,404
All Other Fees	$—	$—
Total	$940,167	$919,404
Audit Fees. This category includes the aggregate fees billed by Deloitte for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2024, and 2023, and for the reviews of the financial statements included in the Company’s Forms 10-Q for the years ended December 31, 2024, and 2023.
Audit-Related Fees. This category includes the aggregate fees billed for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements, including fees for the performance of audits and attest services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to investments; and accounting consultations about the application of generally accepted accounting principles to proposed transactions.
Tax Fees. This category includes the aggregate fees billed for tax compliance, advice, and planning services.
All Other Fees. This category includes the aggregate fees billed for any permitted services not included in categories above, which includes annual subscription fees for accounting practice publications.

Audit Committee Pre-Approval
The Audit Committee Charter requires that the Audit Committee pre-approve all services performed by the Company’s outside auditor. To fulfill this requirement, the Company’s independent registered public accounting firm provides a proposal to the Audit Committee for all services it proposes to provide, and the Audit Committee then reviews and approves, rejects, or seeks to modify the proposal. During the years ending December 31, 2024, and December 31, 2023, 100% of the services provided by the Company’s independent registered public accounting firm were pre-approved by the Audit Committee.
THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

PROPOSAL 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve on an advisory basis, the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement on pages 34 to 68. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the policies and practices described in this Proxy Statement.
During shareholder interaction and engagement throughout 2024, the Company received feedback related to further input, disclosure and approach to the Company's executive compensation program. As mentioned above and in the CD&A section, the Company's executive compensation program aligns with a strong pay for performance philosophy that also allows the Company to attract, motivate and retain top talent. The Compensation Committee uses a compensation consultant to assist in structuring its executive compensation program, and regularly reviews their engagement. During 2024, the Compensation Committee undertook a request for proposal process to evaluate the current market and the Company's needs of such compensation consultant, Semler Brossy, being re-engaged with a new engagement lead.
The Board recommends that shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s NEOs, as described in this Proxy Statement, for the following reasons.
Sound Program Design
We design our executive officers’ compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership, while considering individual and Company performance and alignment with the interest of long-term shareholders. We also take into consideration appropriate peer compensation levels and practices. We achieve our objectives through compensation that:

✓ provides a competitive total pay opportunity,
✓ consists primarily of performance-based compensation,
✓ enhances retention through multi-year vesting of stock awards, and
✓ does not encourage unnecessary and excessive risk-taking.
Best Practices in Executive Compensation
Some of our leading practices include:

✓ an executive compensation recovery policy,
✓ an executive stock ownership policy,
✓ a policy prohibiting pledging and hedging of Tejon stock,
✓ no executive-only perquisites or benefits,
✓ no guaranteed bonus programs, and
✓ utilization of an independent compensation consultant who reports to the Compensation Committee.
The advisory proposal, commonly referred to as a “say-on-pay” proposal, is not binding on the Board. Although the voting results are not binding, the Board will review and consider them when evaluating our executive compensation program.
The Board has adopted a policy of holding an advisory vote on executive compensation every year, and unless the Board modifies its policy, we expect that, after the 2025 Annual Meeting, the next advisory vote on the compensation of our NEOs will take place at our 2026 Annual Meeting.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NEOS AS DISCLOSED ON PAGES 34 TO 68 IN THE PROXY STATEMENT.

PROPOSAL 4
ADVISORY VOTE ON A SHAREHOLDER PROPOSAL REGARDING SHAREHOLDERS’ ABILITY TO CALL SPECIAL MEETINGS OF SHAREHOLDERS
In accordance with SEC rules, the Company has set forth below a shareholder proposal for which the Company and the Board accept no responsibility. The shareholder proposal appears below exactly as it was received by the Company. Statements contained in the shareholder proposal are the sole responsibility of the proponent of the shareholder proposal. The shareholder proposal is required to be voted on at the Company’s 2025 Annual Meeting only if properly presented at the 2025 Annual Meeting. As explained below, the Company’s Board recommends that shareholders vote AGAINST this proposal.
PFS Trust, 2207, Suite B, Bellanca St., Minden, Nevada 89423, beneficial owner of at least $25,000 worth of the Company’s Common Stock held continuously for at least one year prior to the date the proposal was submitted, has informed the Company of its intention to present the following proposal at the 2025 Annual Meeting.
BEGINNING OF SHAREHOLDER PROPOSAL AND SUPPORTING STATEMENT
PROPOSAL 4 (Shareholders Special Meeting Proposal)
“RESOLVED, that the stockholders of Tejon Ranch Co. (the “Company” or “TRC”) request that the board of directors of the Company (the “Board”) take the necessary steps in its power to amend the appropriate Company governing documents to give the owners of a combined 10% of the outstanding TRC common stock the power to call a special stockholder meeting. This proposal does not impact the Board’s current power to call a special meeting.”
SUPPORTING STATEMENT
Stockholders ask the Board to take the steps necessary to amend the appropriate governing documents to give the owners of a combined 10% of outstanding Company common stock the power to call a special stockholder meeting, in accordance with Delaware’s default standard.
A stockholder right to call a special meeting is a way to bring an important matter to the attention of both management and stockholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings and currently stockholders do not have a right to call a special meeting under the Company’s governing documents. Over 70% of companies in the S&P 500 have adopted special meeting rights for stockholders and we believe adopting such rights will improve the corporate governance of TRC and benefit all stockholders.1
Currently, the Company does not hold quarterly conference calls or provide stockholders the opportunity to ask questions at annual meetings, which we believe provides additional suboptimal governance at the Company, whose stockholder performance has been lagging: for instance, as of November 26, 2024, the Company's stock price is down approximately 16% from its 52-week high, which we believe warrants greater transparency and effective engagement with stockholders. We believe allowing for stockholders to call special meetings will foster accountability of management and the Board in the long term.
For a greater voice in the Company’s corporate governance and to increase the accountability of the Board to stockholders, we urge you to vote FOR this proposal.
1 FactSet as of November 26, 2024.

END OF SHAREHOLDER PROPOSAL AND SUPPORTING STATEMENT
Board Recommendation: The Board unanimously recommends that you vote AGAINST this proposal.
The Board has carefully considered and determined that this proposal is not in the best interests of the Company and its shareholders. The Company is committed to promoting long-term value for its shareholders and supports sound governance practices that provide shareholders the ability to offer input to the Board and management. However, this proposal, which seeks a 10% special meeting right, is contrary to these principles for the reasons detailed herein.
Accordingly, and for the reasons discussed below, the Board recommends that shareholders vote “AGAINST” this proposal.
A small minority of self-interested shareholders should not be authorized to call potentially disruptive special meetings to the detriment of shareholders and the Company.
While the Board engages in periodic review of its governance practices and is always open to considering ways to broaden opportunities for shareholders to provide input to management and the Board, the Board believes that the Company’s current procedures for calling special meetings strike an appropriate balance and are in the best interest of its shareholders. As provided in the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, the Board may call a special meeting of shareholders, including in cases where shareholders make that request of the Board. In addition, each of the Company’s directors has a fiduciary duty to represent all shareholders when determining whether a special meeting is necessary or advisable to address certain matters. In contrast, shareholders do not owe fiduciary duties to the Company or other shareholders. As a result, the proposal would permit a small minority of shareholders to utilize the special meeting mechanism to pursue their own individual interests, which may not be viewed by other shareholders as being in the best interest of the Company.
Moreover, special meetings of shareholders can be disruptive to business operations, to long-term shareholder interests, and can cause the Company to incur substantial expenses because convening a special meeting is a substantial undertaking that requires a significant amount of the Company’s time, energy and resources. Accordingly, the Board believes that special meetings of shareholders should be reserved for extraordinary events where there is a significant Company or shareholder interest at stake, rather than the pursuit of a small minority’s individual interests. Likewise, the Board believes calling special meetings in close proximity to an annual meeting, or when the matters to be addressed have been recently considered or are planned to be considered at another meeting, is not in the best interest of the Company or a majority of its shareholders.
The 10% threshold to trigger a special meeting, as requested by this proposal, is too low as a matter of corporate practices, and does not serve to balance the interest of all shareholders. To this point, as of February 2025, the majority of S&P 500 companies that provide shareholders the authority to call special meetings set the ownership threshold at or above 20%. Comparatively, the proposal’s 10% special meeting right fails to take into account that the Company already has approximately 8 shareholders (as of December 2024), out of a total of approximately 8,900 Company shareholders, who could join as a group of two shareholders to reach the 10% threshold. The Board believes that a shareholder special meeting right should be at a substantially higher threshold than the 10% threshold requested by this proposal and, further, should include appropriate safeguards in light of considerations such as the Company’s market capitalization, the composition of the Company’s shareholder base, and the ability of shareholders to build sizable individual percentage ownership stakes in the Company.
This shareholder proposal should be rejected in light of the Company’s corporate governance practices and existing protections for shareholders.
Aside from the Company’s current special meeting process, shareholders are afforded significant protections and opportunities to provide input to the Company under the Company’s governing documents, state law and other regulations. For example, the Company is listed on the New York Stock Exchange, which requires (among other things) that listed companies hold annual shareholder meetings and obtain shareholder approval for equity compensation plans, significant issuances of equity securities to related parties, and more. Further, the Company is incorporated in the state of Delaware, which state’s laws require shareholder approval for specified major corporate actions, such as a merger or a sale of all or substantially all of the Company’s assets, and also require that the Board oversees the Company’s business and that directors act in the best interests of shareholders and the Company.

Aside from these legal or regulatory requirements, the Company’s established commitment to strong and effective corporate governance principles demonstrates the lack of need for this proposal. For example, the Company maintains governance practices that promote Board accountability, including:
•All of the director nominees are independent except for the recently retired President and CEO, Mr. Bielli
•The Chairman of our Board, Mr. Metcalfe, is independent
•The Board’s Audit, Nominating and Corporate Governance, and Compensation committees are composed entirely of independent directors
•All of our directors stand for election each year
•The Board and the Audit Committee, Real Estate Committee, Compensation Committee, and Nominating Committee all perform annual self-evaluations
•The Company has a robust shareholder engagement program that affords shareholders opportunities to provide feedback to our Board and the ability to directly engage with management through in-person, telephone, virtual meetings,
•The Company communicates important activity to shareholders through active use of its business and investor relations websites, social media accounts, and press release platforms
Further, the proposal’s assertion that the Company does not “provide [share]holders the opportunity to ask questions at annual meetings” is factually incorrect. In point of fact, shareholders are able to question the Board and management at annual meetings, and the Board and management respond to these questions. The Board believes that the Company’s current annual meeting process has been effective in allowing the Board to understand, consider and be responsive to shareholder issues.
Additional Information
This proposal is not binding upon the Company or the Board. Notwithstanding the non-binding nature of this proposal and vote taken on it, the Board values the opinions expressed by shareholders on this proposal and will consider the outcome of the vote when evaluating this proposal, or in connection with action the Board might take in its own authority to enhance shareholder rights. If the proposal is approved, the Board intends to gather feedback from, and engage with, shareholders to consider the appropriate course of action, including evaluating the possibility of implementing any special meeting right with an ownership threshold that strikes a more appropriate balance between enhancing shareholder rights and protecting against the risk that a small minority of shareholders could misuse the special meeting mechanism to pursue their own special interests at significant expense and distraction to the Company and its shareholders. The Board also intends to carefully consider market and peer company practices with respect to the ability of shareholders to call a special meeting.
THE BOARD RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER SPECIAL MEETING PROPOSAL ON THE WHITE PROXY CARD.

THE BOARD OF DIRECTORS
Consideration of Director Nominees
The Board believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company’s business. The Board also believes that each individual director should possess certain attributes, as discussed below. Accordingly, the Board and the Nominating Committee consider the qualifications of directors and director candidates individually, as well as in the broader context of the Board’s overall composition and the Company’s current and future needs.
The Nominating Committee is responsible for selecting nominees for election to the Board. In considering candidates for the Board, the Nominating Committee evaluates the entirety of each candidate’s credentials, attributes, and other factors (as described in greater detail in the Company’s Corporate Governance Guidelines) but does not have any specific minimum qualifications that a nominee must meet. However, the Nominating Committee seeks as directors individuals with substantial management experience who possess the highest personal values, judgment, and integrity; an understanding of the environment in which the Company does business; and diverse experience with the key business, financial, and other challenges that the Company faces. In addition, in considering the nomination of existing directors, the Nominating Committee takes into consideration (i) each director’s contribution to the Board; (ii) any material change in the director’s employment or responsibilities with any other organization; (iii) the director’s ability to attend meetings and fully participate in Board and committee activities on which the director serves; (iv) whether the director has developed any relationships with the Company or another organization, or other circumstances that may have arisen, that might make it inappropriate for the director to continue serving on the Board; and (v) the director’s age and length of service on the Board.
The Nominating Committee recognizes that a broad diversity of backgrounds, experiences, and cultures, including on the basis of gender, race, ethnicity, underrepresented communities, viewpoints, and practical experiences, can enhance the effectiveness of the Board, and analyzes this as a part of its evaluation of each candidate. The Nominating Committee takes into account how each candidate’s diversity of background, experience, qualifications, attributes, and skills may complement, supplement, or duplicate those of other prospective candidates. The Nominating Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board, which as discussed below is one of the committee’s responsibilities. In addition, the Board is committed to having a membership that reflects a diversity of ethnicity, race, and gender.
Based on the parameters described above, the Board has determined that the directors standing for reelection have the qualifications, experience, and attributes appropriate for a director of the Company. As reflected below, each director has a varied background in the real estate industry, finance, capital markets, public policy and/or agriculture. These are all areas that are integral to the strategy, operations, and successful oversight of the Company.
Board Composition and Leadership Structure
The Board is currently composed of eleven directors whose terms will expire at the 2025 Annual Meeting. As previously disclosed, in accordance with our Bylaws, the Board has determined to fix the number of directors constituting the Board at ten (10) effective immediately upon adjournment of the 2025 Annual Meeting. The Board’s leadership is structured so that the Chairman of the Board and Chief Executive Officer (“CEO”) are separate positions. The Chairman of the Board is also an independent director. The Board believes that this structure is appropriate for the Company and its shareholders at this time because it provides an additional layer of managerial oversight and risk management as to management and management’s activities and allows the Board to act independently of management. The Board believes Mr. Metcalfe’s finance background and capital structure experience within the real estate industry at a time when the Company will be evaluating various new sources of capital make him qualified to serve as Chairman of the Board at this time.
The Board believes that its programs for overseeing risk, as described under “Board’s Role in Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Director Qualifications and Biographical Information
The Nominating Committee considered the character, experience, qualifications, and skills of each director, including the current director nominees, when determining whether each should serve as a director of the Company. In keeping with its stated criteria for director nominees described in the section entitled “Consideration of Director Nominees” above, the Nominating Committee determined that each director has substantial management experience, exhibits the highest personal values, judgment, and integrity, and possesses both an understanding of the environment in which the Company does business and diverse experience with the key business, financial, and other challenges that the Company faces. Each director is or has been a leader in his or her respective field and brings diverse talents and perspectives to the Board. The Nominating Committee also considered the experience and qualifications outlined below in the biographical information for each director, including the current director nominees, as well as other public company board service.
The Nominating Committee noted the following particular attributes and qualities it considers when evaluating director nominees. The Nominating Committee believes that nominees with business, governmental, and strategic management experience gained from service as a chief executive officer or similar position is a critical leadership component to Board service. The Nominating Committee also seeks nominees with backgrounds in finance, banking, economics, public administration, legal, and the securities and financial markets, in order to have directors who can assess and evaluate the Company’s financial and competitive position. Although the directors listed below each possess a number of these attributes, the Nominating Committee considered the specific areas noted below for each director when determining which of the director’s qualifications best suit the needs of the Company and qualify them to serve as a director of the Company.
Board Refreshment
As noted above in “Proposal 1 – Election of Directors,” several of our current directors joined the Board in 2024 - Ms. Gammon, Mr. McCall, Mr. Speron, and Mr. Yee were elected by the Board on November 4, 2024 to fill vacancies created by the Board’s increasing the size of the Board of Directors from eight to eleven and to fill a vacancy created by the retirement of former Director Geoffrey L. Stack, who retired on December 11, 2024. Ms. Gammon, Mr. McCall and Mr. Speron assumed their offices on November 4, 2024 and Mr. Yee assumed his office on December 11, 2024. The new directors’ election was the culmination of a robust succession planning effort undertaken by the Nominating Committee and the Board, with input from our shareholders prior to and following our 2024 Annual Meeting of Shareholders, to advance diverse perspectives and address succession planning for the Board of Directors. The Nominating Committee and the Board believe these four directors further strengthen the Company’s commitment to sustainable development of its entitled land assets, while growing diversified cash flow streams and bring a diversity of experience and background from their decades of practical executive-level experience in banking, finance, law, accounting, land and master planned community development, and business operations. As noted above, this Board succession effort was responsive to and is a component of the Company’s long-standing investor relations engagement, including direct meetings and interaction with Company investors, and the Board’s ongoing succession process to diversify and enhance a Board of Directors that is exceptionally qualified in areas of finance and capital formation, master planned communities, real estate, and the Company’s other operational units.
Key Qualifications, Characteristics and Skills of Our Director Nominees

	Independent	Leadership	Industry	Operating & Investment	Financial	Business Development	Corporate Governance & Law	Other Boards

Betts, Steven A.	•	•	•			•	•	•
Bielli, Gregory S.		•	•	•	•	•	•	•
Gammon, Denise	•	•	•			•
Leggio, Anthony L.	•	•	•		•	•	•	•
McCall, Jeffrey J.	•	•	•	•	•
Metcalfe, Norman J.	•	•	•	•	•			•
Speron, Eric H.	•	•	•	•	•		•	•
Tisch, Daniel R.	•	•		•	•			•
Winer, Michael H.	•	•	•	•	•			•
Yee, Kenneth G.	•	•	•	•	•		•	•

The following table sets forth information regarding the Board’s nominees for directors at the 2025 Annual Meeting.

	Director Since	Age

Steven A. Betts	2014	67
Mr. Betts is Managing Director of Development for Holualoa Companies, a 36-year-old real estate investment and development company with three-quarters of a billion dollars in commercial, multifamily and hospitality assets held and under development all across the U.S. and in Europe. He has held this position since August 2020. Prior to this, he served as a strategic advisor to Holualoa since 2015. Mr. Betts is also President of Betts Real Estate Advisors, a consulting company he founded in 2017. He has served as a strategic advisor to the Southwest Division of Hines, one of the largest commercial investment and development companies in the world, since 2015; as a strategic advisor to Concord Wilshire Capital, a hospitality and residential investor and developer in Florida and California since 2020. He is the Chairman of University Realty, a subsidiary of Enterprise Partners, an affiliate of Arizona State University. He was also the Director of Development for Chanen Development Company, an affiliate of Chanen Construction, headquartered in Phoenix, from November 2013 to the end of 2018. Briefly, from June to October 2013, he served as the interim CEO of the PhoenixMart project. Mr. Betts also served as the Senior Vice President and Managing Director of Assets for the ASU Foundation from March 2012 through May 2013. Prior to these endeavors, Mr. Betts was President and CEO of SunCor Development Company (“SunCor”) from 2005 to 2010, a half- billion-dollar-plus asset-based subsidiary of the publicly traded Pinnacle West Capital Corporation. SunCor was a developer of master planned communities throughout the Mountainwest and large-scale commercial projects in Metropolitan Phoenix. Mr. Betts holds numerous private board and committee posts, including on the Board of Directors of Arizona State University’s Enterprise Partners, the Executive Committee and Board of the Greater Phoenix Economic Council, Board member and Chair of the Audit Committee of the Arizona Community Foundation, Emeritus Board of Trustees and Past Chairman of the Arizona Chapter of The Nature Conservancy, member and a past-Chairman of the Urban Land Institute-Arizona District Council and Governance Committee. Mr. Betts received his law degree with honors from DePaul University and a B.A. with honors from Augustana College.
Our Board believes that Mr. Betts’ master planned community, multi-family, and commercial development background makes him well qualified to serve as a director.

	Director Since	Age

Gregory S. Bielli	2013	64
Mr. Bielli served as President and CEO of Tejon Ranch Co. from December 2013 until his retirement on March 31, 2025. Mr. Bielli continues to serve the Company pursuant to a post-retirement consulting agreement, providing strategic counsel to the Board and current Chief Executive Officer. Mr. Bielli presently is the managing member of MKC Advisors, LLC, a real estate development and consulting firm (and with whom the Company has contracted in relation to the consulting agreement referenced in the previous sentence), a position he has held since July 2024. Mr. Bielli previously served as the Chief Operating Officer for the Company from September 2013 through November 2013. Mr. Bielli has in excess of 35 years of experience in real estate, land acquisition, development, and financing. Prior to Tejon Ranch, he was a regional president of Newland Communities, one of the country’s largest and most successful master planned community developers. Mr. Bielli served as President of Newland’s Western Region from 2006 until September 2013. Mr. Bielli earned a bachelor’s degree in political science from the University of Arizona in 1983. Mr. Bielli is currently a member of the CalChamber Executive Committee (as a Past Chairman).
Our Board believes that Mr. Bielli’s experience in real estate operations, specifically master planned communities, and his position as the former CEO of the Company, make him well qualified to serve as a director.

Denise Gammon	2024	61
Ms. Gammon has been the President of Gammon Real Estate Advisors, a development services advisory firm engaged on master planned community projects, including in California, Colorado and Hawaii, since February 2019. Prior to Gammon Real Estate Advisors, Ms. Gammon served as Executive Managing Partner/Mixed-Use, Multi-Family of Holland Partner Group, a real estate development firm, from 2016 to 2018. Previously, Ms. Gammon served as President of Communities, Mixed Use Group of McWhinney Development, a mixed-use master plan development company, from 2011 to 2013, and Senior Vice President of Development for Forest City, a master planned development, from 1999 to 2010. Ms. Gammon has also held roles with The Irvine Company and Simeon Residential Properties. Ms. Gammon has been involved in over $5 billion in land acquisitions, dispositions and project capitalizations. Ms. Gammon holds a Bachelor of Science degree in Business/Finance from the University of Colorado.
Our Board believes that Ms. Gammon’s experience in real estate and land development, specifically with respect to master planned communities in California, makes her well qualified to serve as a director.

Anthony L. Leggio	2012	72
Mr. Leggio has been President of Bolthouse Properties, LLC, a diversified real estate development company with commercial, residential, and agricultural holdings since January 2006. Prior to serving at Bolthouse Properties, Mr. Leggio served as Vice President and General Counsel of Wm. Bolthouse Farms from July 2001 until December 2005. Previously, Mr. Leggio was Managing Partner of the law firm of Clifford and Brown for nearly 25 years. Mr. Leggio served as a director of Valley Republic Bank from 2008 until its merger with Tri Counties Bank in March 2022. Since the merger he has been a director of Tri Counties Bank. Mr. Leggio also serves as a director of private companies Three Way Chevrolet Company since 2000, H.F. Cox Trucking since 1993, Mark Christopher Chevrolet since 2001, and W.B. Camp Companies since 2009. Mr. Leggio received his B.S. degree from the University of the Pacific and his J.D. from the University of the Pacific, McGeorge School of Law.
Our Board believes that Mr. Leggio’s real estate development and agricultural experience, his tenure as chief executive officer of a real estate development company and his legal experience make him well qualified to serve as a director.

	Director Since	Age

Jeffrey J. McCall	2024	53
Mr. McCall has served as Chief Operating and Financial Officer at Quarterra Group, Inc., a Lennar Corporation subsidiary that oversees multi-strategy residential real estate investments, since May 2021. Prior to serving at Quarterra, Mr. McCall served as Executive Vice President of Lennar Corporation, one of the nation’s largest publicly traded real estate development companies, from February 2018 to May 2021. Mr. McCall previously led operations and corporate finance as Chief Financial Officer for CalAtlantic Group, Inc. and its predecessor Standard Pacific Corp., a national home builder, from June 2011 to February 2018. Mr. McCall holds a Bachelor of Science in Finance (graduating magna cum laude) from Northern Illinois University, and holds a Master of Business Administration (with concentrations in Accountancy and Finance) from the University of Chicago.
Our Board believes that Mr. McCall’s experience in finance, accounting and business operations and his service as an executive in real estate development companies make him well qualified to serve as a director.

Norman J. Metcalfe	1998	82
Mr. Metcalfe has served as Chairman of the Company’s Board of Directors since 2014. Mr. Metcalfe has an extensive history and background in real estate development and home building. He previously was Vice Chairman and Chief Financial Officer of The Irvine Company, one of the nation’s largest real estate and community development companies. Mr. Metcalfe retired from The Irvine Company in 1997. Mr. Metcalfe is the owner and sole proprietor of Normam Metcalfe Consulting, Inc. Prior to The Irvine Company, Mr. Metcalfe spent over 20 years in various real estate, corporate finance, and investment positions with the Kaufman and Broad/SunAmerica family of companies. These positions included President and Chief Investment Officer of SunAmerica Investments and Chief Financial Officer of Kaufman and Broad Home Corporation (currently known as KB Home). Mr. Metcalfe served as a director of CalAtlantic Homes from 2000 until February 2018. Mr. Metcalfe received a B.S. and an M.B.A. from the University of Washington.
Our Board believes that Mr. Metcalfe’s extensive financial experience, understanding of capital structure within the real estate industry, and experience in publicly held companies make him well qualified to serve as a director.

Eric H. Speron	2024	45
Mr. Speron has worked with First Foundation Advisors since June 2007, and currently serves as Managing Director of Equities. First Foundation is a banking, trust services, financial planning and investment management company, and Mr. Speron is the portfolio manager of FBBYX, the First Foundation Total Return Fund. Prior to the role at First Foundation Advisors, and between June 2002 and June 2007, Mr. Speron was a Vice President with JP Morgan's Institutional Equity division. Mr. Speron currently serves as a director for Tandy Leather, Inc. and Keweenaw Land Association, positions he has held since April 2023 and May 2021, respectively. Between January 2016 and May 2022, Mr. Speron served as the lead independent director of Vidler Water. Mr. Speron holds a Bachelor of Arts from Georgetown University, with a double major in History and Government, and a minor in English. Mr. Speron is a Chartered Financial Analyst.
Our Board believes that Mr. Speron’s depth of financial experience, understanding of business operations in key company segments such as water assets and retail, and experience in corporate governance make him well qualified to serve as a director.

	Director Since	Age

Daniel R. Tisch	2012	74
Mr. Tisch has been the managing member of TowerView LLC, an investment fund of the Tisch Family, since 2001. Since January 2012, Mr. Tisch has also served as a director of Vornado Realty Trust, a real estate investment trust. Mr. Tisch graduated from Brown University and has over 50 years of investing experience. Mr. Tisch worked for major Wall Street firms from 1973 to 1989 and has been managing investment partnerships since then.
Our Board believes that Mr. Tisch’s investment industry background and his experience in capital raising and risk management make him well qualified to serve as a director.

Michael H. Winer	2001	69
Mr. Winer was employed as a senior investment manager by Third Avenue Management LLC (or its predecessor), a New York City-based asset manager, from 1994 through 2018, when he retired. Mr. Winer managed The Third Avenue Real Estate Value Fund, an open-end mutual fund that invests in the securities of publicly traded real estate and real estate-related companies in developed countries, by adhering to a strict value-investing approach. Mr. Winer has no continuing affiliation with Third Avenue Management LLC or the Third Avenue Real Estate Value Fund. From 2009 through 2016, Mr. Winer served as a director of Newhall Holding Company LLC. In 2016, Newhall merged with two other California master-planned communities. Since the merger in May 2016, Mr. Winer has served as a director of the merged entity, Five Point Holdings LLC, where he is the Chair of the Compensation Committee and serves on the Audit Committee and Nominating and Corporate Governance Committee. He also has served as a director of private company 26900 Newport Inc. since 1998. Since 2016, Mr. Winer has been a member of the Board of Trustees of two not-for-profit organizations: The Pacific Legal Foundation (from which he resigned in September of 2018) and the Future Citizens Foundation (dba The First Tee of Monterey County). Mr. Winer received a B.S. degree in accounting from San Diego State University and is a certified public accountant in California (inactive).
Our Board believes that Mr. Winer’s investment industry background and specifically his experience with real estate investing, make him well qualified to serve as a director on our Board.

Kenneth G. Yee	2024	65
Mr. Yee presently serves as a director of Pacific Oak Strategic Opportunity REIT (POSOR), a publicly registered non-traded real estate investment trust, a position he has held since April 2017. Mr. Yee serves as the Audit Committee Chairman of POSOR. Prior to Pacific Oak Strategic Opportunity REIT, Mr. Yee was the founder, President and Chief Executive Officer of Ridgecrest Capital, Inc., a real estate financial advisory services and structured finance firm, from September 1992 to December 1997 and from April 2000 to December 2023. Previously, Mr. Yee also served as Managing Director of Cappello Capital Corp, an investment and merchant banking firm, from January 2007 to June 2011, and has also held positions at Imperial Credit Commercial Investment Corp., Secured Capital Corp. and Drexel Burnham Lambert. Mr. Yee holds a Master of Business Administration, a Master of Business Taxation, and a Bachelor of Science in Business Administration (graduating magna cum laude) from the University of Southern California. Mr. Yee also holds a Master of Science in Real Estate Development from the Massachusetts Institute of Technology and a Juris Doctorate from the University of California, Los Angeles. Mr. Yee is a Chartered Financial Analyst and has professional licensures to practice law, accountancy (as a certified public accountant) and as a real estate broker in California.
Our Board believes that Mr. Yee’s financial and legal background, including his focus in the real estate sector, make him well qualified to serve as a director on our Board.

Director Not Standing for Reelection at the 2025 Annual Meeting	First Became Director	Age
Rhea Frawn Morgan	2021	67

CORPORATE GOVERNANCE MATTERS
The Board has determined that all directors, except Mr. Bielli, are “independent” under the listing standards of the NYSE and the Company’s categorical criteria used to determine whether a director is independent (the “Independence Standards”). The Independence Standards are set forth in Attachment A to the Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”), and a copy of the Independence Standards is attached as Appendix B to this Proxy Statement. Thus, the Board determined that the following directors are independent: Steven A. Betts, Denise Gammon, Anthony L. Leggio, Jeffrey J. McCall, Norman J. Metcalfe, Rhea Frawn Morgan, Eric H. Speron, Daniel R. Tisch, Michael H. Winer, and Kenneth G. Yee. The Board previously determined that Geoffrey L. Stack, who retired from Board service on December 11, 2024, was independent during the time he served on the Board in 2024. Also, in making its independence determinations, the Board reviewed additional information provided by the directors and the Company with regard to any business or personal activities or associations as they may relate to the Company and the Company’s management. The Board considered this information in the context of the NYSE’s objective listing standards, the Independence Standards, and for directors serving on committees, the additional standards established for members of audit committees and compensation committees. In reaching a determination on these directors’ independence, the Board considered that neither the directors nor their immediate family members have within the past three years had any direct or indirect business or professional relationships with the Company other than in their capacity as directors.
The Board’s independence determinations included a review of business dealings at companies where the directors serve as directors or outside consultants, all of which were ordinary course business transactions. The Board also performed a review of the Company’s charitable contributions to any organization where a director serves as an executive officer and found no contributions in excess of the Independence Standards or the NYSE’s objective listing standards.
The independent directors of the Board meet regularly in executive sessions outside the presence of management. Executive sessions are generally held during board meetings. As Chairman of the Board, Mr. Metcalfe presides over these executive sessions.
During 2024, there were six meetings of the Board. Prior to increasing the size of the Board on November 4, 2024, all eight directors attended each of the meetings of the Board. Following the November 4, 2024 increase in the Board size to eleven directors, all eleven directors attended the meeting of the Board on December 11, 2024.
The Company’s policy is that all directors are expected to attend every annual meeting of shareholders. Eight directors (constituting the entire Board at the time) attended the 2024 Annual Meeting of Shareholders.

COMMITTEES OF THE BOARD
Standing committees of the Board include the Executive, Audit, Compensation, Real Estate, and Nominating Committees. Each standing committee, except for the Executive Committee, is governed by a written charter. The current charter for each of those committees is available on the Company’s website, www.tejonranch.com, in the Corporate Governance/Board of Directors section of the Investor Relations webpage and is available in print form upon request to the Corporate Secretary, P.O. Box 1000, Tejon Ranch, California 93243. The current members of the standing committees as of the date of this proxy statement are set forth below:

	Executive Committee	Audit Committee	Compensation Committee	Nominating Committee	Real Estate Committee
Steven A. Betts
Gregory S. Bielli
Denise Gammon
Anthony L. Leggio
Jeffrey J. McCall
Norman J. Metcalfe*
Rhea Frawn Morgan**
Eric H. Speron
Daniel R. Tisch
Michael H. Winer
Kenneth G. Yee
Meetings in 2024	8	4	4	8	0
Committee Chair     Committee Member
*As Chairman of the Board, Mr. Metcalfe serves as ex officio member of all Board Committees and the Chairman of the Executive Committee.
** Ms. Morgan is not standing for re-election at the 2025 Annual Meeting.
The major functions of each of the above committees, including their role in oversight of risks that could affect the Company, are described briefly below.
Each year, the Board performs a self-evaluation to assess its effectiveness and the participation of each board member. In addition, on an annual basis, the Audit Committee, Real Estate Committee, Compensation Committee, and Nominating Committee all perform self-evaluations to measure their effectiveness. All self-evaluations are distributed to and reviewed by the Board.
The Executive Committee
Except for certain powers that, under Delaware law, may be exercised only by the full Board, or which, under the rules of the SEC or the NYSE, may only be exercised by committees composed solely of independent directors, the Executive Committee may exercise all powers and authority of the Board in the management of the business and affairs of the Company.

The Audit Committee
The Audit Committee represents and assists the Board in discharging the Board’s oversight responsibility relating to (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal, regulatory requirements, and cybersecurity controls; (iii) the independent auditor’s qualifications and independence; (iv) the performance of the Company’s internal audit function and the Company’s independent auditor; (v) monitoring of security and data privacy; and (vi) the oversight of risks from cybersecurity threats. The Audit Committee is directly responsible for the appointment, retention, compensation, and oversight of the independent auditor and approves all audit and non-audit services the independent auditor performs. As part of the Board’s oversight of the Company’s risk management process, the Audit Committee reviews and discusses the Company’s policies with respect to risk assessment and risk management including cybersecurity risks and controls. In addition, the Audit Committee also reviews and approves related party transactions in advance. The Audit Committee reports regularly to the full Board with respect to its activities.
In its annual self-evaluation, the Audit Committee reviews and assesses how effectively it fulfilled these purposes over the prior year and identifies areas for improvement. The Audit Committee also periodically reviews and updates its pre-approval and hiring policies related to the independent auditor. The Audit Committee engages proactively with Deloitte and management as needed in order to understand the status and strategy of the Company’s audit and to discuss new accounting standards or potentially significant events that may impact the Company’s financial reporting.
The Audit Committee stresses the importance of a high-quality independent audit through effective Audit Committee oversight for high quality financial reporting to investors. The Audit Committee plays a vital role in the financial reporting process through its oversight of financial reporting, including internal controls over financial reporting, and over the external, independent audit process through direct reporting of the independent auditor to the Audit Committee.
The Board has determined that each member of the Audit Committee is independent under the listing standards of the NYSE and under the Company’s Independence Standards, and that each member of the Audit Committee is financially literate and meets the requirements for audit committee membership set forth in Rule 10A-3 of the Exchange Act. The Board has further found that Mr. Leggio qualifies as an “audit committee financial expert” for the purposes of Item 407(d)(5) of Regulation S-K and has “accounting or related financial management expertise” as described in the listing standards of the NYSE.
The Compensation Committee
The Compensation Committee oversees the Company’s overall compensation structure, policies, and programs, and it assesses whether the Company’s compensation structure establishes appropriate incentives for management and employees. It also reviews and approves corporate goals and objectives relevant to the compensation of top managerial and executive officers, including the CEO, evaluates their performance in light of those goals and objectives, and makes recommendations to the Board regarding their compensation. It administers and makes recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans and grants of awards thereunder. It also reviews and recommends to the Board the design of other benefit plans, employment agreements, and severance arrangements for top managerial and executive officers. The Compensation Committee oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees, reviews the results of this assessment, and also assesses the results of the Company’s most recent advisory vote on executive compensation. It approves, amends, or modifies the terms of any compensation or benefit plan that does not require shareholder approval, if delegated to the Committee by the Board. It reviews and recommends changes for the compensation of directors, and it reviews succession plans relating to positions held by senior executive officers. It reports regularly to the Board with respect to its activities.
The Compensation Committee is authorized to delegate to a subcommittee consisting of not less than two members of the Compensation Committee the responsibility to review specific issues, meet with management on behalf of the Committee regarding such issues, and prepare recommendations for reports or review by the Committee. The Board has determined that each member of the Compensation Committee is independent under the listing standards of the NYSE for directors and compensation committee members and under the Company’s Independence Standards.

The CEO does not participate in the Compensation Committee’s deliberations with regard to his own compensation. At the Compensation Committee’s request, the CEO reviews with the Compensation Committee the performance of the other executive officers, but no other executive officers have any input in executive compensation decisions. The Compensation Committee gives substantial weight to the CEO’s evaluations and recommendations because he is particularly able to assess the other executive officers’ performance and contributions to the Company.
The Compensation Committee retained Semler Brossy to advise the Compensation Committee on marketplace trends in executive compensation and to analyze companies for peer company identification for the benchmarking of NEO compensation and NEO compensation decisions. The decision to engage an outside compensation consultant was not recommended by management. Semler Brossy consults with the Compensation Committee about its recommendations to the Board on CEO and other NEO’s compensation. Semler Brossy did not provide any other services to the Company in 2024, and its fees were $57,705 for the year. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by Semler Brossy’s work for the Compensation Committee, which assessment considered the following six factors: (i) the provision of other services to the Company by Semler Brossy; (ii) the amount of fees received from the Company by Semler Brossy, as a percentage of Semler Brossy’s total revenue; (iii) the policies and procedures of Semler Brossy that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Semler Brossy consultant with a member of the Compensation Committee; (v) any Company stock owned by the Semler Brossy consultants; and (vi) any business or personal relationship of the Semler Brossy consultant or Semler with any of the Company’s executive officers. The Committee concluded that there are no such conflicts of interest. At Board direction, in 2024 the Compensation Committee engaged in a review of compensation advisory service providers, including soliciting proposals from qualified consultants, which resulted in the retention of Semler Brossy, but with a new “key person” to advise the Company (as further summarized below on page 42) Semler Brossy will be providing services to the Company post-2024, including assistance in developing a 2025 executive long term incentive compensation plan.
The Nominating and Corporate Governance Committee
The Nominating Committee is charged with assessing existing directors to determine whether to recommend them for reelection to the Board, identifying and recruiting potential new directors, establishing a procedure for consideration of director candidates recommended by shareholders, and recommending candidates to be nominated by the Board or elected by the Board, as necessary, to fill vacancies and newly created directorships (including in 2024 as discussed above on pages 11 and 22 in response to input received as a result of shareholder engagement). It also reviews and makes recommendations to the Board regarding the structure, composition, and functioning of the Board and its committees, and evaluates and recommends changes to the Corporate Governance Guidelines. The Nominating Committee also annually reviews the independence of all directors and evaluates the Board’s performance.
The Board has determined that each member of the Nominating Committee is independent under the listing standards of the NYSE and under the Company’s Independence Standards.
The Nominating Committee is pleased to consider any properly submitted recommendations of director candidates from shareholders. Shareholders may recommend a candidate for consideration by the Nominating Committee by sending written notice addressed to the Nominating and Corporate Governance Committee Chair, c/o Corporate Secretary, P.O. Box 1000, Tejon Ranch, California 93243. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. Shareholders may also nominate persons for election to the Board by providing timely notice in writing to the Secretary of the Company pursuant to the procedures set forth in the Company’s Certificate of Incorporation and Bylaws. See “Shareholder Proposals for 2026 Annual Meeting” for additional information on the procedure for shareholder nominations.
The Nominating Committee has the authority under its charter to hire and pay a fee to outside counsel, experts, or other advisors to assist in the process of identifying and evaluating candidates. No such outside advisors were used during 2024, and, accordingly, no fees were paid to such advisors during 2024. Past practice has been for the Nominating Committee to seek recommendations for new directors from current directors, the CEO, shareholders, and outside advisors.

The Real Estate Committee
The Real Estate Committee provides oversight, guidance, and strategic input into management plans and operations for development and entitlement of Company land. It reviews and either approves or recommends to the Board appropriate action on significant proposed real estate transactions and development pro formas and budgets. It reports regularly to the full Board with respect to its meetings.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES
The Board has adopted a Code of Business Conduct and Ethics, which is applicable to all directors, officers, and employees. The Company intends to disclose any amendments to its Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers and directors, on its website within four business days following the date of such amendment or waiver. It also has adopted Corporate Governance Guidelines to guide its own operations. Both documents (including Attachment A to the Corporate Governance Guidelines, which constitutes the Company’s Independence Standards) are available on the Company’s website, www.tejonranch.com, in the Corporate Governance section of the webpage, and are available in print form upon request to the Corporate Secretary, P.O. Box 1000, Tejon Ranch, California 93243.
SUCCESSION PLANNING
The Board, with the assistance of the Compensation Committee, oversees succession plans for the CEO and other senior executive officers. These plans relate both to succession in emergency situations and longer-term succession. As set forth in the Corporate Governance Guidelines and Compensation Committee Charter, the Compensation Committee reviews the Company’s succession planning for senior executive officers at least annually. The CEO also provides the Board with input regarding these matters.
BOARD’S ROLE IN RISK OVERSIGHT
The full Board oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance shareholder value, support the achievement of strategic objectives, and improve long-term organizational performance. The full Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company, and reviews the steps taken by management to manage those risks. The full Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategic plan that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. As the Company’s assets and real estate projects are long-term in nature, the Board, with input from management, evaluates both near-term and long-term risks associated with land development, such as financing risks and changes to regulations that could negatively impact the Company. The full Board assesses risk throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategic plan and the implementation of that plan, including financial, legal/compliance, operational/strategic, cybersecurity and compensation risks. In addition to discussing risk with the full Board, the independent directors discuss risk management during executive sessions without management present.
While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s policies with respect to risk assessment and risk management; focuses on financial risk, including internal controls; and discusses the Company’s risk profile with the Company’s internal auditors. The Audit Committee is responsible for the oversight of risks from cybersecurity threats. Members of the Audit Committee receive updates on a quarterly basis from senior management regarding matters of cybersecurity. This includes existing and new cybersecurity risks, status on how management is addressing and/or mitigating those risks, cybersecurity and data privacy incidents (if any) and status on key information security initiatives. Over the last three years, the Company has not experienced a material information security breach, therefore the Company has not incurred any expense related to a security breach. The Audit Committee also reviews potential violations of the Company’s Code of Ethics and related corporate policies. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk-taking. Finally, the Nominating Committee assesses the independence of directors and evaluates potential new Board nominees, which allows it to limit the risk associated with having conflicted or otherwise inappropriate directors. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, and additional review or reporting on risks is conducted as needed or as requested by the Board and its committees.
The Compensation Committee has also reviewed the design and operation of the Company’s compensation structures and policies as they pertain to risk and has determined that the Company’s compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

ESG OVERSIGHT
The Board oversees the Company’s environmental, social, and governance (“ESG”) goals and objectives. Specific ESG topics are overseen by the Board committee generally responsible for the subject matter. For example, the Nominating Committee has oversight responsibility for the corporate governance aspects of ESG, the Compensation Committee has oversight of matters related to human capital management, and the Audit Committee generally oversees regulatory compliance matters such as health and safety. The Board continues to believe that it is the appropriate body to oversee the development and implementation of the Company’s ESG and sustainability efforts, which focus on the Company’s efforts to positively impact both people and planet.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation for the following individuals who served as our principal executive officer, principal financial officer and the three other most highly compensated executive officers as of December 31, 2024. These individuals are our named executive officers (“NEOs”) for 2024.

Name	Title
Gregory S. Bielli	President and Chief Executive Officer *
Allen E. Lyda	Executive Vice President and Chief Operating Officer **
Brett A. Brown	Executive Vice President and Chief Financial Officer
Hugh F. McMahon	Executive Vice President, Real Estate
Robert D. Velasquez	Senior Vice President and Chief Accounting Officer
*On March 20, 2024, Mr. Bielli announced his retirement from the Company, effective December 31, 2024. At the Board’s request, Mr. Bielli subsequently extended his anticipated retirement date from December 31, 2024 to March 31, 2025 in order to provide continuity of leadership and to assist in the transition of the new President and CEO, Mr. Matthew H. Walker, who served as the Company’s Chief Operating Officer from March 6, 2025 until Mr. Bielli’s retirement on March 31, 2025, at which time Mr. Walker assumed the role of President and CEO, effective April 1, 2025. Mr. Bielli will continue to serve as the Company’s President and CEO through the retirement date, and will continue to serve as a director of the Company following the retirement date. Please see the section below titled “2025 CEO Compensation” for a discussion of Mr. Bielli’s and Mr. Walker’s compensation program for 2025.
**On December 6, 2024, Mr. Lyda announced his retirement from the Company effective March 1, 2025.
Executive Summary
We are a diversified real estate development and agribusiness company committed to using our land and resources to meet the housing, employment, and lifestyle needs of Californians. We also seek to create value for our shareholders through the improvement and monetization of our land-based assets and the continued expansion and development of our current operating assets. Our leaders are continually focused on long-term shareholder value creation and manage to nearer-term objectives that advance our long-term goals. Our executive pay programs reinforce our business strategy with a focus on long-term shareholder alignment while creating accountability for shorter-term financial and milestone achievements. We have also heard feedback gathered from shareholders and continue to structure executive pay programs that reinforce our business strategy and align with shareholder interests. In connection with the feedback of shareholders, in 2024, the Compensation Committee engaged in a review of compensation consultants, including soliciting proposals from qualified advisors, which resulted in the retention of Semler Brossy, but with a new engagement lead to advise the Company (as further summarized below on page 42). Semler Brossy will provide services to the Company post-2024, including assistance in developing a 2026 executive long-term incentive compensation plan.
Our Business Strategy: Long-Term Value Creation, Shorter-Term Goal Achievement
Our goal of creating long-term sustainable shareholder value is focused on:
•Successfully executing business expansion within the TRCC master plan through development of commercial retail, industrial, and multi-family products through our own means or through joint ventures.
•Advancing development steps for the master planned communities of Mountain Village at Tejon (“MV”), Centennial at Tejon (“Centennial”), and Grapevine at Tejon (“Grapevine”) through successfully defending litigation against our entitlements, moving forward with the application and permitting processes, and identifying capital funding sources for these communities. We will commence planning and entitlement efforts for the development of Grapevine North when market conditions warrant. Each year we will continue to invest in these projects to protect our entitlement rights from opposition and the continuing change in state laws that often times restrict development.

•Managing our other revenue producing assets to maximize operating cash flows. These revenue streams are created through mineral resources, farming, and commercial leases outside of TRCC including communication leases and power generation leases.
Developing real estate assets in California through the entitlement stage to development is a multi-year process. Many of our real estate assets do not produce revenue at this stage and may take many years to begin producing revenue.
The chart below is a continuum of the real estate development process highlighting each project’s current status and key milestones to be met in moving through the real estate development process in California. The development process may be subject to delays arising from California’s complex regulatory structure and litigation environment. At each level of success, value is being created in each project due to the approvals received and to entitlement risks being removed and development approvals being achieved. For this reason, the realization of our Company’s full asset value will come only in future years.
In addition to the long development horizons for our land assets, some of our revenue streams such as farming and mineral resources are cyclical and subject to short-term variability due to weather and market supply and demand fluctuations. Accordingly, our financial targets for any given year do not always reflect consistent growth and/or our actual results delivered may deviate from targeted goals in any given year.

2024 Operational and Financial Results
Financial Results:
•For 2024, net income attributable to common shareholders was $2,690,000 compared to net income attributed to common shareholders of $3,265,000 in 2023. The primary factor driving the decrease was a reduction in mineral resources segment operating income of $2,677,000, which was largely attributable to limited opportunities to sell water. Additionally, the farming segment operating income decreased by $2,319,000 resulting from the lack of pistachio crop yield in 2024. The above decreases were partially offset by improved equity in earnings of unconsolidated joint ventures of $4,013,000 associated with better fuel margins at our TA/Petro joint venture and higher rental rates and rental rate escalations at our various joint ventures with Majestic Realty.
Operational Highlights:
•Commenced construction of Phase 1 on Terra Vista at Tejon, our first multifamily apartment community at TRCC, delivering 228 units in 2025 of up to 495 total units with first availability in the second quarter of 2025.
•Leased occupancy at the Outlets at Tejon continued to improve to over 93% at December 31, 2024 from 92% at December 31, 2023 due to strong new and renewal leasing activity.
•Entered a joint venture with Dedeaux Properties for the development of a 510,385 square foot industrial building at TRCC, with land contribution and construction expected to commence in the second quarter 2025.
Pay-for-Performance
Consistent with our pay-for-performance philosophy, Company performance in 2024 was reflected in 2024 incentive payouts, as follows:
•Annual Cash Incentives. Total incentives earned were just above target, with contributing factors including:
•Adjusted EBITDA Achievement: Decreases in total revenue from a lack of real estate sales or joint venture relationships, lower water sales, and a lack of pistachio crop yield that was partially offset by an increase from equity in earnings of unconsolidated joint ventures led to positive adjusted EBITDA, which is the annual corporate incentive bonus quantitative metric, resulting in achievement at 98% of target. This metric is discussed further below under “Annual Incentive Plan.”
•Short-Term Milestone Objectives. Short-term milestones that are critical to the achievement of the Company’s long-term growth objectives are generally identified each year. For 2024, there were four milestone objectives with two achieved at maximum levels and two achieved at target levels. More information is provided on these milestone objectives below under “Annual Incentive Plan.”
•Individual Performance: Our CEO and Compensation Committee consider individual performance achievement in final payouts, where actual 2024 results varied somewhat across our NEOs.
•Long-Term Incentives: Awards earned in 2024 varied by metric, with some payouts achieved while other awards were forfeited due to not achieving targeted goals.
•2022-2024 Price-Vested Units. The NEOs failed to meet the 2022 price vesting unit price appreciation objectives, as the stock price of $15.90 at December 31, 2024 was less than the target price of $20.43. As a result, no 2022 Price Vested Unit grants vested. Price Vested Units are measured at year-end with vesting typically the following March. The Price-Vested Units are described in the Equity Compensation section.
•CEO 2024 Equity Awards*:

•Milestone Objectives: For the CEO, only one of the three targeted milestones were achieved, as the measurement date for the three performance milestones is at December 31, 2025 and Mr. Bielli’s award was measured early at the time of his original retirement date of December 31, 2024, one year earlier than the intended measurement date. Due to the earlier measurement date, actual awards earned were 1/3 of the targeted award opportunity level.
•Price-Vested Units: The share price did not achieve the targeted levels during 2024 so none of these awards were earned.
•Total Equity Awards: Based on the performance and related payouts, Mr. Bielli’s payouts for 2024 equity awards were 55% of the targeted values. See “2024 CEO Equity Compensation” on page 55 for more detail.
* The CEO’s 2024 Equity Awards were settled in cash versus stock per agreement with the company and disclosed in prior regulatory filings.
Executive Compensation Strategy: Linked to Business Objectives and Shareholder Outreach and Inputs

The combined focus of long-term value creation and near-term achievement of development and financial objectives are reinforced in our executive compensation programs. Accordingly, our strategy includes several key principles:
•Compensation should reflect the business strategy and values.
•Pay for performance, with a significant portion of total compensation to be performance-based, balancing short-, mid-, and long-term performance.
•Reflect financial, strategic, and individual performance.
•Rewards should be competitive with comparable development-focused companies and deliver pay that will enable attraction and retention through longer development cycles.
•Align our leaders’ rewards with shareholders.
At the 2024 Annual Meeting of shareholders, we received a 61% approval rate on our say-on-pay advisory vote. Following the 2024 Annual Meeting, the Board directed management to engage with shareholders to seek input. The general topics of discussion are summarized above on pages 9-11, and we heard several comments relating to aligning executive compensation with shareholder returns, which we believe our compensation practices do aim to achieve. Additionally, at Board direction, the Compensation Committee also engaged in a review of compensation advisory service providers, including soliciting proposals from qualified consultants (as further summarized below on page 42). In March of 2024, Mr. Bielli announced his retirement as our CEO, which was to be effective as of December 31, 2024 but at the request of the Board extended by three months to March 31, 2025. With Mr. Bielli’s anticipated retirement, some of his recent pay structures have been shorter-term in nature rather than being fully integrated with the pay principles noted above. Our commitment to the underlying pay principles above, and long-term value creation and shareholder alignment in particular, are reflected in the pay approach used for our incoming CEO, Mr. Mathew H. Walker as announced in February 2025. Key highlights of Mr. Walker’s pay approach include:
•Market-aligned salary and annual incentive opportunity levels.
•Greater weighting on share-based long-term incentives vs. shorter-term annual incentive opportunity in his core compensation package.
•50% weighting on performance-based awards in his core equity program. For 2025, the performance-emphasis is on achieving integration in the company’s business and external facing/policy strategies, and encouraging sustained shareholder value creation. We expect to establish new long-term performance objectives within the 2026 equity program.

•Direct measurement of shareholder value growth in the sign-on price-vesting units (PVUs), which require a 10% compound annual growth rate in total shareholder returns (TSR) from 2025 – 2027.
Compensation Philosophy and Practices
Overview
Our executive compensation program is designed to align with our strong pay-for-performance philosophy and ties a substantial portion of executive compensation to the achievement of annual and long-term strategic objectives directly linked to the creation of shareholder value. The objectives of our executive compensation program are (i) to drive performance against critical strategic milestone goals designed to create long-term shareholder value through the enhancement of our land asset values and positive execution within TRCC and our other operating assets (ii) pay our executives at a level and in a manner that ensures Tejon Ranch is capable of attracting, motivating, and retaining top executive talent in order for us to achieve our long-term strategic goals and recognize the full potential of our real estate assets.
Our compensation strategy is to provide a competitive opportunity for senior executives, taking into account their total compensation packages, which include a combination of base salary, an annual cash-based incentive bonus, and long-term performance-based and time-based equity awards.
Our long-term and short-term performance incentive plans are designed to reward the NEOs for success in moving projects forward along the real estate development continuum. Success in achieving these performance objectives is critical to the creation of value within our land assets. Due to the long-term nature of the real estate development process in California, the increase in value of land within our projects is not immediately recognized in stock market value largely due to the timing of revenue generation, which does not begin to occur until the execution phase of development operations. Therefore, we measure, and reward, progress based on achievement of milestone related goals as a large component of our incentive program. We also measure success on annual EBITDA performance, because generating EBITDA allows us to fund our real estate development activities.
We view our long-term incentive program in three-year increments tied to the time period of our milestone grants, which we make every three years. Our performance milestones are tied to a variety of factors that will create long-term value for our shareholders such as planning and design, achievement of land entitlements, capital acquisition, successful defense of litigation against our entitlements, development of projects, and finally sales and leasing within the projects. The current three-year performance milestone period is from 2023 through 2025.
Overall Compensation Plan Design and Core Tenets
The compensation policies developed by the Compensation Committee are based on the philosophy that compensation should reflect both financial and operational performance of the Company, the success of the Company in achieving real estate development milestones, both entitlement oriented and execution oriented within TRCC, and the individual performance of each executive.

Our Executive Compensation Practices

WHAT WE DO		WHAT WE DO NOT DO

✓Utilize multiple performance metrics in our incentive plans tied to our short- and long-term goals equity vehicles	✖	No tax gross-ups for executive officers on perquisites or change-in-control-related payments

✓Employ objective short-term goals for the majority of our NEOs’ annual incentive opportunities	✖	No hedging of TRC stock

✓Provide a majority of equity compensation opportunity through performance-based compensation elements	✖	No pledging of TRC stock

✓Align a significant portion of long-term equity opportunity to project milestones that are linked to shareholder value creation	✖	No holding of TRC stock in margin accounts

✓Maintain an executive compensation recovery (clawback) policy, consistent with SEC and NYSE requirements, to ensure accountability	✖	No repricing or replacing underwater equity awards without shareholder approval

✓Require executives and directors to own Company stock to reinforce the alignment of their interests with those of our shareholders	✖	No “single trigger” cash severance or stock grant vesting based solely upon the occurrence of a change in control.

✓Utilize an independent compensation consultant who reports directly to the Compensation Committee	✖	No large bonus payouts without justifiable performance linkage

✓Recognize an independent Chairman of the Board in our corporate governance structure	✖	No guaranteed annual incentive payout

✓Provide an annual shareholder “say on pay” vote	✖	No timing of equity awards in coordination with the release of material non-public information

✓Conduct an Annual Compensation Risk Assessment	✖	No excessive perquisites

The Compensation Committee uses several components of pay that are linked to both our long-term and short- term performance in the executive compensation program, including long-term incentives, annual cash incentives, base pay, and benefits. The chart below illustrates the linkage between the vehicles of pay we use and our pay principles.

Pay Principals	Long–term Incentives	Annual Cash Incentives	Base Pay	Benefits
Total compensation should reinforce business objectives and values.	•	•	•	•

A significant portion of a NEO’s total compensation should be variable and based on company and individual performance.	•	•

Incentive compensation should balance long-term, intermediate, and short-term performance.	•	•

Incentive compensation should align the interests of NEO’s with shareholders.	•	•

Compensation should foster a culture of collaboration, which shares focus and commitment to our Company	•	•

Compensation opportunities should be competitive.	•	•	•	•

A portion of compensation should provide NEOs with a stable, predictable source of income and benefits.			•	•
2024 Executive Compensation Plan Framework
Our variable compensation consists of two programs: the annual cash incentive plan (“AIP”) and the long- term incentive plan (“LTIP”), which consists of performance-based and time-based equity vehicles.
Our AIP has three primary performance measures:
1.Achievement of targeted adjusted EBITDA, which reflects our annual operating budget. For the evaluation of our NEOs we believe EBITDA is a good indicator of performance and cash generation based on the mix of our operations, which include real estate sales, leasing, and development within TRCC, combined with the commodity businesses of farming and mineral resources.
2.Achievement of annual corporate milestone goals, which are defined each year.
3.Individual goals, which are defined each year.
Our LTIP consists of three equity vehicles:
1.Project-related milestone grants are awarded once every three years and are tied to specific business objectives related to our real estate development strategy. The Compensation Committee believes that accomplishing these goals is paramount to creating value in our land assets, protecting the value of our land assets, and achieving our long-term real estate development goals. The value of the milestone grants is three times that of an award that would normally be granted every year. The performance milestone focus is on entitlement and development execution of our master planned development projects, protecting and developing water assets, securing permits and mapping approvals, and securing financing for our real estate holdings. These milestone performance grants have specific defined goals that are a high hurdle to achieve given the environment the Company works within and are measurable and not subjective. This component of our LTIP historically represented 35% of the CEO’s and represents 55% of the other NEOs’ target long-term compensation opportunity over a 3-year period. For 2024, this component of our LTIP represented 57% of the CEO’s target long-term compensation opportunity over a 1-year period. Performance milestone grants for the three-year measurement period that began in 2023 are described in more detail below.

2.Price-Vested Units are awarded annually and tied to stock price achievement. These grants vest at the end of three years based on stock price performance. This component of our LTIP represents 15% of the target long-term compensation opportunity for all the other NEOs and represented 7% of the CEO’s target long-term compensation opportunity for 2024.
3.Time-vested restricted stock units are the final component of our LTIP. This element in the plan design recognizes the inherent risk in the approval of and development execution of large-scale land development and helps balance the performance orientation of our approach with the objective of retaining our executive team. Further, time vested restricted stock units underscore an ownership orientation on the part of our executives. The grants vest one-third each year for three years, subject to continued employment or service with us on each applicable vesting date. This component of our LTIP delivered 36% of the long-term compensation opportunity for the CEO in 2024 and 30% of the long-term compensation for the other NEOs.
The Compensation Committee believes that the LTIP reflects the value creation process inherent in large- scale land development by first identifying projects, securing complex entitlements, managing litigation, mapping projects, and then developing the projects to maximize financial returns. Please refer to the earlier graphic describing the land entitlement and development process within California and its many steps that make the state’s process unique.
2024 Advisory Vote on Executive Compensation
We hold a say-on-pay advisory vote on executive compensation annually. Accordingly, at our 2024 annual meeting, we provided shareholders with the opportunity to cast a non-binding vote on a proposal regarding the compensation of our named executive officers for the year ended December 31, 2023. At the 2024 Annual Meeting of shareholders, we received a 61% approval rate on our say-on-pay advisory vote. Following the 2024 Annual Meeting, the Board directed management to proactively reach out to our shareholders and advisory service companies to solicit input from our core investor base. Meetings were held in person, virtually and by telephone with investors representing approximately 53% of shares outstanding. The more significant topics of discussion with investors are summarized above on pages 9-11. We heard several comments relating to aligning executive compensation with shareholder returns, which we believe our compensation practices do as discussed in this Proxy Statement. Additionally, at Board direction, the Compensation Committee reviewed and evaluated compensation advisory service needs provided to the Company to determine if the current compensation advisory services consultant was aligned with Company goals. As part of this review, the Compensation Committee solicited proposals from qualified consultants, resulting in three advisory service providers submitting proposals. Following evaluation of the proposals, the Compensation Committee engaged Semler Brossy to continue providing compensation advisory services post-2024 (including with respect to designing a post-2025 executive long term incentive compensation program), though it should be noted that the primary “key person” providing service to the Company was changed. The pay program for our incoming CEO reflects the long-term value creation and shareholder alignment principles outlined in our pay philosophy, including a majority incentive emphasis on long-term share-based awards and direct links to shareholder value creation in our PVU awards that measure shareholder value growth from 2025 - 2027.
Our compensation programs are designed to support our business model, which is oriented towards long- term development of our real estate assets. The Compensation Committee believes our executive compensation program and incentive structure largely supports this goal.
How We Determine Executive Compensation
The Role of the Compensation Committee in Setting Compensation
The Compensation Committee completes a review each year of our compensation plan to ensure we are paying competitively, equitably, and in a way that encourages and rewards performance. Although the Compensation Committee reviews Peer Group data each year, relevant industry market data, and input from our compensation consultant as it determines compensation plans, other considerations are considered. Market data alone does not reflect the strategic value of various roles within our Company. Other considerations when making pay decisions for NEOs include individual experience, sustained performance, historical pay, and realized and realizable pay over three-year periods.

The Compensation Committee is (and was at all times during 2024) composed entirely of independent directors. Our compensation committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings.
The Compensation Committee independently reviews and establishes the compensation levels of the Chief Executive Officer; it also annually reviews the performance of the Chief Executive Officer and discusses his performance with him. At the end of a year, the Chief Executive Officer works with the Compensation Committee to establish his goals and objectives to be evaluated for the forthcoming year. The Compensation Committee or Board of Directors, upon recommendation from the Compensation Committee, who receives input and advice from its independent compensation consultant, approve the compensation of our CEO. For the remaining executive officers, the Chief Executive Officer makes recommendations as to compensation levels, including grants of equity awards, for final approval by the Compensation Committee.
The Role of the Compensation Consultant
The Compensation Committee engages an independent compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist the Compensation Committee in making annual compensation decisions. Since 2018, Semler Brossy Consulting Group, LLC (“Semler Brossy”), has been engaged by the Compensation Committee each year to provide industry compensation data, and to provide the Compensation Committee with advice regarding NEOs’ compensation, including base salaries, annual incentive pay and long-term equity compensation, and similar advice regarding non-employee directors’ compensation. The Compensation Committee has also consulted with Semler Brossy to update the peer company compensation data on an annual basis and address specific questions that arise as the committee fulfills their responsibilities as outlined in the compensation committee charter. The advisor provides support in addressing changes in trends and best practices for executive compensation, incentive, and equity and/or other best practices that are requested by the Compensation Committee, in order to help inform the Compensation Committee’s decisions. As reflected under the heading entitled “2024 Advisory Vote on Executive Compensation,” the Compensation Committee re-evaluated its compensation advisory services consultant. As the result of a competitive proposal process, the Compensation Committee selected Semler Brossy to provide services post-2024 and, as noted, the “key person” serving the Company was changed, consistent with good governance practices since the prior key person had served in this role since 2018.
Semler Brossy reports directly to the Compensation Committee, which maintains the authority to direct Semler Brossy’s work and engagement. Semler Brossy interacts with management to gain access to company information that is required to perform services and to understand the culture and policies of the organization. Semler Brossy attends compensation committee meetings, and the Compensation Committee and Semler Brossy meet in executive session with no members of management present, as needed, to address various compensation matters, including deliberations regarding our CEO’s compensation.
In assessing Semler Brossy’s independence from management in providing executive compensation services to the Compensation Committee, the Compensation Committee considered that Semler Brossy is only engaged by, takes direction from, and reports to, the Compensation Committee for such services and, accordingly, only the Compensation Committee has the right to terminate or replace Semler Brossy as its compensation consultant at any time. The Compensation Committee also analyzed whether the work of Semler Brossy as a compensation consultant with respect to executive and director compensation raised any conflict of interest, taking into consideration the following factors:

✓ The provision of other services to our company by Semler Brossy and its affiliates.

✓ The amount of fees we paid to Semler Brossy and its affiliates as a percentage of Semler Brossy’s total revenue.

✓ Any business or personal relationship of Semler Brossy or the individual compensation advisors employed by it with any executive officer of our company.

✓ Any business or personal relationship of the individual compensation advisors with any Compensation Committee member.

✓ Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest.

✓ Any ordinary shares of our company owned by Semler Brossy, or the individual compensation advisors employed by it.
The Compensation Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to our company has not created any conflict of interest.
Compensation Risk Assessment
As part of its risk assessment process, the Compensation Committee reviewed material elements of executive and non-executive employee compensation. The Compensation Committee concluded these policies and practices do not create risk that is reasonably likely to have a material adverse effect on the Company. The structure of our compensation program for NEOs does not incentivize unnecessary or excessive risk-taking. The base salary component of compensation does not encourage risk taking because it is a fixed amount. The incentive plan awards have the following risk-limiting characteristics:

✓ Annual incentive awards for each NEO are limited to the fixed maximum specified in the incentive plan. Cash awards under the annual incentive plan are limited to 150% of the target cash award.

✓ Annual incentive awards are based on a review of a variety of performance factors, thus diversifying the risk associated with any single aspect of performance, while amounts received from performance stock awards are based on Company results rather than an individual executive officer’s performance.

✓ The variable compensation program places a greater weight on long-term pay opportunity as compared to short-term opportunity.

✓ The annual incentive plan allocates the highest weighting on overall corporate performance.

✓ Stock awards are not tied to formulas that could focus our NEOs on driving specific short-term outcomes.

✓ The Compensation Committee, which is composed of independent members of our Board, approves final incentive plan cash and stock awards in its discretion after reviewing executive and corporate performance.

✓ All incentive awards are subject to our clawback policy.

✓ The majority of long-term value is delivered in shares of the Company with a multi-year vesting schedule, which aligns the interests of our NEOs to the long-term interests of shareholders.

✓ NEOs are subject to our executive stock ownership requirements.

Market Comparison Review—2024 Peer Group
Because we aim to attract and retain the most highly qualified executive officers in an extremely competitive market, the Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the Compensation Committee reviews market data for each executive officer’s position, compiled by Semler Brossy, including information relating to the mix and levels of compensation for executive officers in the real estate industry, with a focus on total direct compensation. In order to recruit and retain the executives, we need to successfully manage and monetize our assets; we compare compensation to companies with greater current revenues when compared to our Company. To this point, we consider market capitalization the strongest metric to orient our peer group size around rather than revenue, as market capitalization more accurately reflects the long-term value of our assets than revenue. We view real estate development peers with larger revenue as peers whose assets are further along in their lifecycle than our current assets, which in turn makes them our strongest competitors for talent.
Although the Compensation Committee believes it is not appropriate to establish compensation levels based solely on market comparisons or industry practices, the Committee believes that information regarding pay practices at other companies is useful in three respects. First, marketplace information is one of the many factors that the Compensation Committee considers in assessing the reasonableness of total compensation. Second, it recognizes that our compensation practices must be generally competitive for executive talent in the real estate, land development, and agriculture industries and the market overall. Third, it recognizes that marketplace information reflects emerging and changing components and forms of compensation. While the Compensation Committee considers peer compensation levels and practices when making its compensation decisions, it does not target total compensation at any particular point within a range established by a comparison of the financial performance or compensation levels of our peer companies.
Each year, the Compensation Committee, with guidance from our compensation consultant, evaluates the composition of our peer group. The goal is to identify companies that are engaged in real estate development activities and are appropriate for comparison purposes based on business activities, revenues, and market capitalization. During 2024, the Compensation Committee made no changes to the peer group.
At this time, the Compensation Committee believes that market capitalization is a more appropriate criterion for comparison to peer companies than business activities and revenues, considering that our primary assets remain under development and are not yet producing their full revenue potential. Generally, our peer companies have monetized the majority of their real estate assets and, therefore, have higher revenues and market capitalization, by comparison to our Company.
The 2024 peer group is shown below:

Agree Realty	Kite Realty Group
Alexander & Baldwin	Limoneira
Alico	One Liberty Properties
BRT Apartments Corp	Retail Opportunity Investments
CTO Realty Growth Inc.	Saul Centers
Five Point Holdings	St. Joe Co.
Forestar Group	Stratus Properties
Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels that the Compensation Committee determines to be competitive and appropriate for each NEO, using the Compensation Committee’s professional experience and judgment. The Compensation Committee’s pay decisions are not driven by a particular target level of compensation based on market data, and the Compensation Committee does not otherwise use a formulaic approach to setting executive pay. Instead, the Compensation Committee believes that executive pay decisions require consideration of multiple relevant factors, which may vary from year to year. The data below reflects the factors the Compensation Committee considers in determining and approving the amount, form and mix of pay for our NEOs.

•Company performance

•Each NEO’s criticality to the business

•CEO’s recommendations (other than for himself), based on direct knowledge of NEO performance and his extensive industry experience

•Internal pay equity

•The need to attract and retain talent

•Aggregate compensation cost and impact on shareholder dilution

•Each NEO’s total direct compensation and equity ownership

•Semler Brossy’s recommendation on compensation policy, design, and structure

•Shareholder feedback

•Each NEO’s past performance

•Independent judgement of members of compensation committee
Key Components and Design of the Executive Compensation Program
Elements of Compensation
The Compensation Committee seeks to create a compensation plan that is balanced in its use of short-term and long-term compensation elements in order to align management’s incentives with the long-term interests of our shareholders and the development of our land assets. In developing the compensation plan, the Compensation Committee seeks to be aware of changing economic and industry conditions, as well as changing compensation trends. Because we believe it is important to our success to pursue long-term corporate objectives, to avoid excessive risk-taking, and to preserve our cash resources, the majority of the NEOs’ total direct compensation package is comprised of “at-risk” compensation, consisting of performance-based bonus opportunities and long- term incentive awards, which align the executive officers’ incentives with the interests of our shareholders. This allocation between “at-risk” and fixed compensation is consistent with our pay-for-performance philosophy.
To achieve these objectives, the plan uses a variety of compensation elements as described below.*

Compensation Component	Purpose	Key Features
Base Salary	•Provides a fixed level of compensation that is competitive within our industry and reflective of the skills and experience required to be successful in fulfilling the role	•Fixed level of cash compensation •Amounts reviewed and determined annually, and are generally effective by January 1 each year

Annual Incentive Bonus	•Provides financial incentives to achieve key corporate objectives that are aligned with our business strategy •Rewards NEOs for individual contributions to our corporate achievements
•Cash compensation under the performance bonus plan, which is “at-risk” because it is dependent upon achievement of preestablished corporate performance objectives
•Target bonuses reviewed and determined annually
•Actual bonuses paid after the end of each year, based on the extent corporate goals are attained as determined by the Compensation Committee

Long-Term Incentive Compensation
•Promote the achievement of our long-term financial goals and development milestone goals to create value by aligning NEO and shareholder interests, promoting NEO retention, and rewarding NEOs for performance over time

•Long-term incentive compensation is in the form of performance shares, price- vested units, and time-vested awards
•The payout of performance shares is based on the achievement of targets set by the Compensation Committee
•Price-vested units are tied to appreciation of stock price
•Performance period for performance shares and price- vested units is three years
•Time-vesting awards vest equally over three years

* The Company does not issue stock option grants as a form of compensation.

Base Salaries
When establishing base salaries, the Compensation Committee considers each NEO’s performance of his role and responsibilities and, to the extent useful, the range of compensation of comparable executives in our peer group. The Compensation Committee believes that compensation objectives are effectively met when a majority of an executive’s compensation is composed of performance-based bonuses and long-term incentive compensation, rather than fixed compensation such as base salaries. We believe that having the overall compensation emphasis on long-term equity incentives instead of short-term fixed compensation better aligns management with shareholders.
The Compensation Committee approved the following base salaries for our NEOs for 2024:

	2023	2024	2023-2024
Name	Annual Base Salary	Annual Base Salary	Base Salary Percent Increase

Gregory S. Bielli	$800,000	$824,000	3.0%
Allen E. Lyda	$397,753	$409,700	3.0%
Brett A. Brown	$390,000	$397,800	2.0%
Hugh F. McMahon	$299,120	$308,100	3.0%
Robert D. Velasquez	$296,770	$305,700	3.0%
When granting the salary increases for 2024 for the NEOs, the Compensation Committee, along with the Chief Executive Officer, except in regard to his own salary, performed an annual review of each of the NEOs’ salaries. This review, and the resulting salary increases, considered several factors, including peer group information, the market for similar job functions, the economic environment, job performance, and changes in job responsibilities. Mr. Brown's increase was prorated from his employment start date of May 8, 2023.
Annual Incentive Plan
Our practice is to award annual incentive bonuses based upon the achievement of performance objectives established at the beginning of each year.
The attainment of each year’s quantitative financial goals for each of the NEOs is uncertain and is dependent upon factors such as real estate sales and leasing programs, the timing of entitlement activities for our developments, and the uncertainty inherent in our farming and mineral operations due to the commodity nature of the products we produce and the fact that we do not know the production each year or the ultimate price we will receive for our products each year. The achievement of individual objectives tied to land entitlement, development, litigation settlement, and conservation efforts is highly dependent on working with groups outside of the Company, such as government agencies, local county planning departments, and environmental resource groups, all of which make the timing of achieving specific steps in the process very complicated. Accordingly, goal achievement under the annual bonus plan is not guaranteed.
The following chart provides the performance level weightings for the Chief Executive Officer and the other NEOs.

	Gregory S. Bielli President, Chief Executive Officer	Allen E. Lyda EVP, Chief Operating Officer	Brett A. Brown EVP, Chief Financial Officer	Hugh F. McMahon EVP, Real Estate	Robert D. Velasquez SVP, Chief Accounting Officer
Adjusted EBITDA	40%	40%	40%	40%	40%
Total Corporate Quantitative Measurements	40%	40%	40%	40%	40%
Release of the Notice of Preparation (“NOP”) on Centennial by the end of the second quarter of 2024	10%	10%	10%	10%	10%

Ensure the Los Angeles County Climate Action Plan (“CAP”) includes language acknowledging Centennial substantially meets the CAP	10%	10%	10%	10%	10%

Source one additional capital source (that does not exist today) for JV or Tejon only development by the end of the fourth quarter 2024	10%	10%	10%	10%	10%
Ensure Tejon Ranch Public Facilities Financing Authority (“TRPFFA”) bond sale by the end of the third quarter 2024	10%	10%	10%	10%	10%
Total Corporate Short-Term Objectives	40%	40%	40%	40%	40%
Individual Objective	20%	20%	20%	20%	20%
Total Individual Quantitative/
Qualitative Weighting	20%	20%	20%	20%	20%
Total Weighting	100%	100%	100%	100%	100%
Generally, the Chief Executive Officer’s individual objectives are tied to land entitlement, outreach in support of entitlement, execution of development, capital formation, and conservation goals as well as operational, strategic planning, and staffing objectives. The individual objectives for the other NEOs are generally related to land entitlement, development, and operational goals that support the achievement of corporate development and financial goals.
The annual incentive plan is structured, and bonus levels are determined based upon the level of achievement of threshold, target, and maximum performance of quantitative and qualitative objectives. If achievement of a performance objective is below threshold, no incentive bonus is earned for that objective, and if achievement is greater than maximum, the maximum bonus level is earned. The Chief Executive Officer and the other NEOs have different cash incentive opportunity levels, which are expressed as a percentage of their respective base salaries. The target bonus levels expressed as a percentage of base salary are reviewed along with information provided by our independent compensation consultant.
The threshold, target, and maximum levels (expressed as a percentage of base salary) of each NEO’s annual incentive opportunity are outlined below.

	Threshold	Target	Maximum
Gregory S. Bielli, President, Chief Executive Officer	62.50%	125.00%	187.50%
Allen E. Lyda, EVP, Chief Operating Officer	45.00%	90.00%	135.00%
Brett A. Brown, EVP, Chief Financial Officer	40.00%	80.00%	120.00%
Hugh F. McMahon, EVP, Real Estate	35.00%	70.00%	105.00%
Robert D. Velasquez, SVP, Chief Accounting Officer*	35.00%	70.00%	105.00%
* In 2024, the Compensation Committee increased the target annual incentive opportunity for Mr. Velasquez to 70% from 50% due to increased responsibilities and effort.

Quantitative Financial Goal – Corporate
We measure adjusted EBITDA as an indicator of our financial performance relative to budget and our ability to generate cash within our operating segments. Our definition of adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, abandonment charges, and non-cash stock compensation. We believe adjusted EBITDA provides a good indicator of management’s creation of operating cash, which is critical to the funding of our development efforts and reinvestment in our operating activities. We believe EBITDA is a better indicator of financial success versus GAAP Net income since the Company has significant non-cash expenses each year. The following table outlines adjusted EBITDA results for 2024. Adjusted EBITDA for compensation purposes includes only company specific operations and not the add back of our share of unconsolidated joint venture depreciation, amortization, and interest expense. Therefore, this number is different from the numbers shown in the 2024 Annual Report on Form 10-K, Non-GAAP measures.

Quantitative Goal	2023	2024 Threshold	2024 Target	2024 Maximum	2024 Actual	% of Target
Adjusted EBITDA	$11,089,000	$7,970,000	$10,627,000	$15,941,000	$10,458,000	98.41%
The adjusted EBITDA target is set based on the Company’s 2024 business plan and operating budget. The Compensation Committee uses data from each year’s annual budget, because it reflects what the Company believes will happen in the coming year based on an analysis of the commodity markets we operate in, anticipated weather patterns that impact our agricultural operations, and the unevenness of sales/leasing activity within TRCC.
The budgeted target goal for 2024 was slightly less than the prior year actual due primarily to 2024 water sales opportunities expectations being below those actually achieved in 2023. The table below reflects actual achievement shown in the format used by the Company internally to measure NEO’s performance compared to the approved 2024 operating budget.

*Adjusted EBITDA Actual 2024 Calculation (non-GAAP):
Income before income tax	$3,664
Interest, net	(2,273)
Depreciation and amortization	4,885
Stock compensation expense	4,182
Total Adjusted EBITDA	$10,458
*Dollars in thousands
Short-Term Milestone Objectives – Corporate
Annual short-term milestone corporate objectives are generally those items identified each year that are critical to successfully moving forward the Company’s long-term objectives related to land entitlement and development execution within our four development projects. Two of these objectives were determined to have been achieved at a target level, while two were achieved at a maximum outcome, or 150% of a target award level. Accordingly, the weighted average outcome represents 125% of target achievement for the short-term milestone objectives.
For 2024, the short-term objectives were as follows:
•Release of the Notice of Preparation (“NOP”) on Centennial by the end of the second quarter 2024. (25% weighting.) This is an important objective for the Company to achieve to continue advancement of our Centennial master planned community. This objective was accomplished at the maximum outcome level, as the NOP was released in the first quarter of 2024.
•Ensure that Los Angeles County Climate Action Plan (“CAP”) includes language acknowledging that Centennial substantially meets the CAP. (25% weighting.) The CAP was amended at the Los Angeles County Board of Supervisors meeting to include language allowing for certain public and private agreements to meet CAP policies and goals. Achievement of this objective was important to advancing our Centennial master planned community. Objective was achieved at the target achievement level.

•Source one additional capital source (that does not exist today) for JV or Tejon only development by the end of the fourth quarter 2024. (25% weighting.) This objective is important to the continued development of industrial product and absorption of land within TRCC, which allows for future value creation through lease revenues and increases in land values. A letter was received from a bank with competitive terms in July 2024. This objective was determined accomplished at the target achievement level during the third quarter of 2024.
•Ensure a TRPFFA bond sale by the end of the third quarter 2024. (25% weighting.) The bond sale and closing occurred in the third quarter of 2024 and was upsized by more than two times, from $25.0 million to $59.7 million, to provide funds for the refunding of two prior bonds resulting in substantial expense savings. Based on the substantial savings from the additional issuance, the Compensation Committee determined this objective was accomplished at the maximum outcome level.
Individual Performance Objectives
In addition to the goals described above, the annual incentive award for the CEO and each NEO are also subject to individual performance objectives. The CEO’s individual performance objectives are proposed by the CEO and agreed upon and approved by the Compensation Committee. These objectives are tied to business development and organizational goals that move the Company forward in achieving its long-term objectives.
Individual goals for our CEO in 2024 specifically related to:
•Overseeing implementation of business plans for TRCC with a focus on execution, and expansion of product to drive continued development of TRCC to its full entitlement;
•Leading and directing a ranch-wide strategy to facilitate future successful entitlement of our development projects, implementation of strategic business plans for master planned communities;
•Succession planning for key positions; and
•Guiding organization to successfully achieve budget estimates and development in cost efficient ways.
Based on the assessment against his individual goals and the Company’s success throughout the year in moving development forward within TRCC through successful industrial development, moving forward the multi-family component, and a relatively successful financial year, the Compensation Committee determined that the CEO’s individual performance was between target and maximum achievement level.

The other NEO’s individual performance goals are generally tied to individual areas of responsibility, which focus on both short-term and long-term goals (including improving operational efficiencies and achieving short- term financial milestones and other goals with respect to the Company’s long-term business strategy related to land entitlement, project development, operations activity expansion, and conservation). Generally, the qualitative goals covered:

•Continued expansion of TRCC industrial building development program

•Guiding the Company in working with various government agencies as a part of the permitting process

•Management of water resources and development of groundwater sustainability plans

•Expansion of TRCC infrastructure facilities in support of future industrial, commercial retail, and multi-family absorption

•Management of joint venture operations

•Coordination and management of litigation and settlement strategies involving Centennial

•Meeting implementation dates related to farm developments

•Analysis of future staffing requirements to meet near-term and long-term needs as the Company moves forward with its land entitlement and development plans
The CEO and the Compensation Committee evaluate the success of the other NEOs in meeting their individual performance objectives, with final approval provided by the Compensation Committee. The Chief Executive Officer and the Compensation Committee note whether each objective was accomplished in the time frame designated and if the outcome achieved was as specified in the original objective. The individual payouts as a percentage of target are shown in the table below.

2024 Performance Achievement
The following chart provides a breakdown of 2024 annual incentive award measurement by performance measurement category and the total 2024 incentive award as a percentage of salary. Final award measurement for the NEOs reflects actual results.

Weighted Measures	Gregory S. Bielli - Chief Executive Officer (3)	Allen E. Lyda - EVP - Chief Operating Officer	Brett A. Brown - EVP Chief Financial Officer	Hugh F. McMahon - EVP Real Estate	Robert D. Velasquez - SVP Chief Accounting Officer
	Corporate Quantitative Measurements
Adjusted EBITDA	40.00%	40.00%	40.00%	40.00%	40.00%
Results as % of Target	96.82%	96.82%	96.82%	96.82%	96.82%
Weighted Total (1)	38.73%	38.73%	38.73%	38.73%	38.73%

	Corporate Short-Term Objectives
Blended Short-Term Objectives	40.00%	40.00%	40.00%	40.00%	40.00%
Results as % of Target	125.00%	125.00%	125.00%	125.00%	125.00%
Weighted Total (1)	50.00%	50.00%	50.00%	50.00%	50.00%

	Divisional Quantitative / Qualitative Measurements:
Individual Objectives	20.00%	20.00%	20.00%	20.00%	20.00%
Results as % of Target	125.00%	100.00%	70.00%	101.58%	100.00%
Weighted Total (1)	25.00%	20.00%	14.00%	20.32%	20.00%

	Total

Total Incentive Award as a Percentage of Target	113.73%	108.73%	102.73%	109.05%	108.73%
Total Incentive Award as a Percentage of Salary (2)	142.16%	97.85%	82.18%	76.33%	76.11%
1)Weighted total is calculated as the performance objective times the performance achievement factor.
2)Total incentive award as a percentage of salary is determined using 2024 Annual Base Salary.

Equity Compensation
The Compensation Committee believes that the long-term value of the Company will be driven by the execution of its long-term strategies. Accordingly, Tejon uses long-term equity incentives to align senior management’s interests with shareholders’ interests. The Compensation Committee believes that management should own stock and that teamwork among the management group is important in meeting business goals.
Therefore, long-term milestone incentives are goal-based, with common performance measures for all participants to encourage teamwork.

Long-Term Equity Compensation Vehicle	Grant Frequency	CEO* Weighting	Other NEOs Weighting	Vesting	Purpose
Performance Related Milestone Grants	Every three years (most recent grant in 2023	35%	55%	Cliff vesting at the end of the three-year period	To tie equity compensation to long-term real estate development milestones
Price Vesting Units	Every three year	15%	15%	Cliff vesting	To measure and tie equity
	– CEO			at the end of	compensation opportunity
	Annually – other			the three-	stock price appreciation
	NEOs			year period
Time-Vested	Every three year	50%	30%	Three-year	To encourage share
Restricted Stock	– CEO			annual	ownership and retention o
	Annually – other			vesting	executives
	NEOs
* Historical CEO weighting. Due to the shorter-term timeframe leading up to the CEO’s retirement, the CEO’s weightings for 2024 were 57%, 7% and 36% for performance, price vested and time vested stock grants, respectively.

When granting shares, whether the shares are performance or time-vested, the Company’s practice is to determine annually a dollar amount of equity compensation to be provided, and to grant a number of Price vested units and time vested shares that have a fair market value equal to that amount on the date of grant. The current three-year performance milestone objectives, which were determined in 2023, are:
Milestone 1. Begin construction of the first phase of the multi-family development at TRCC by the fourth quarter of 2025. The achievement of this goal is important to the Company as it will be its first residential project, turns TRCC into a true mixed-use development, and provides a new housing option for the employees of the many businesses operating at TRCC.
Milestone 2. Complete a capital raise of at least $150 million in proceeds (not more than 50% from debt sources) to fund the construction of Phase 1 of Mountain Village with Board of Director approval by the fourth quarter of 2025. The achievement of this goal is extremely important to providing the capital necessary to move to the execution phase of development for Mountain Village.
Milestone 3. File the application, prepare and distribute the Notice of Preparation for an Environmental Impact Report for entitlement of the Grapevine North master planned community with Kern County by the fourth quarter of 2025. Beginning this project is important to the long-term residential development opportunities for the Company as entitlement provides an additional land use for this land that is currently part of our agricultural operations. California’s entitlement process continues to get more difficult and the longer we wait to begin the process, regulatory requirements will only get more stringent.

Shares associated with the above performance milestones were granted in 2023 with a target measurement date of December 31, 2025. These shares cliff vest at the end of the three-year performance period based on performance and are either achieved or forfeited.

Target Shares
Gregory S. Bielli (1)	—
Allen E. Lyda (1)	—
Brett A. Brown	47,933
Hugh F. McMahon	41,359
Robert D. Velasquez	27,356
(1)During 2024, the Compensation Committee developed a different performance milestone program for Mr. Bielli and Mr. Lyda to match their future contributions more appropriately to the achievement of long-term milestone objectives. The Compensation Committee determined to grant one-year performance milestone grants during 2024, tied to the above milestones to be measured at the end of 2024.
Mr. Bielli and Mr. Lyda were granted price-vested units with a measurement date of December 31, 2024, and a target achievement of 7.5% over the grant share price with a maximum payout of 1.25 times the grant date stock price on the measurement date. The grant date stock price was $16.35 resulting in a target stock price of $17.58. The 2024 ending stock price of $15.90 was below the target stock price, so no price-vested units granted in 2024 vested.
During 2024, price-vested units that are tied to stock price appreciation over the three-year period 2024- 2026 were granted to the remaining NEOs. For measurement purposes, target achievement represents a 5% CAGR from the grant date stock price and maximum payout is two times the grant date stock price upon the measurement date at the end of 2026. The grant date stock price was $16.35, resulting in a target share price of $18.93.

	Target Value	Target Shares
Gregory S. Bielli	—	—
Allen E. Lyda	—	—
Brett A. Brown	$89,516	5,475
Hugh F. McMahon	$69,324	4,240
Robert D. Velasquez	$45,747	2,798

2024 CEO Equity Compensation
With Mr. Bielli’s initially planned retirement at the end of 2024 (which date was extended at the Board’s request to March 31, 2025), his 2024 equity compensation was structured in a targeted fashion to reflect the short remaining duration in his tenure as CEO, while continuing to have a majority of his equity based on performance. Consistent with our philosophy to pay for performance, the actual equity awards earned in 2024 were materially below the targeted award values (55% of target), as summarized below:

Long-Term Equity Compensation Vehicle	Target 2024 Award Shares	Target 2024 Award Value	Awards Earned (% of Target)	Value Earned at Dec. 31, 2024 Share Price of $15.90
Performance Related Milestone Grants	120,188	$1,944,642	33%	$637,002

Price Vesting Units	14,867	$243,075	0%	$0

Time-Vested Restricted Stock	75,117	$1,215,393	100%	$1,194,360

Total	210,172	$3,403,110	55%	$1,831,362
2025 CEO Compensation
Mr. Bielli: Transitional Compensation
Mr. Bielli will receive an annual base salary of $824,000 until his retirement date of March 31, 2025, and will additionally, receive $300,000 during the extension period to reflect an approximation of his historic target annual cash bonus, which amount shall be paid in one lump-sum installment on March 31, 2025.
Additionally, and as reported in prior regulatory filings and described in the “Related Person Transactions” section of this Proxy Statement below on page 77, Mr. Bielli entered into a letter agreement with the Company dated March 20, 2024 that was updated on December 18, 2024, pursuant to which Mr. Bielli will provide consulting and advisory services from April 1, 2025, until the earlier of 12 months or termination of the agreement. In exchange for his services, Mr. Bielli will receive a monthly cash consulting fee equal to $85,000 per month for such services.
Mr. Walker: Incoming CEO Compensation
Mr. Walker, who was appointed to initially serve as the Company’s Chief Operating Officer effective March 6, 2025 through March 31, 2025, was appointed and began serving as President and Chief Executive Officer on April 1, 2025, immediately following Mr. Bielli’s March 31, 2025 retirement. Mr. Walker will receive an annual base salary of $625,000. Mr. Walker will also be entitled to a target annual incentive opportunity for 2025 equal to 125% of his base salary (prorated from his commencement date). With respect to long-term incentives, Mr. Walker will receive stock grants equaling 200% of his prorated base salary. The long-term incentive award will be allocated 50% as restricted stock units (“RSUs”) with a three-year vesting period that will vest one third each year commencing one year after the grant date and 50% as performance stock units (“PSUs”) based on the achievement of various milestones in 2025. The PSUs will vest over a three-year period, with one third vesting on each anniversary date similar to the RSUs. Mr. Walker was also granted a sign-on incentive consisting of: 1) a $300,000 sign-on bonus payable in cash, which will be paid on October 15, 2025, subject to various terms and conditions; 2) a special sign-on grant of 18,715 RSUs with a total value of $300,000 which will vest one year after the grant date, subject to various terms and conditions; and 3) a special sign-on grant of 12,477 price vesting units (“PVUs”) with a total value of $200,000. These PVUs shall vest and be paid out, if at all, upon achieving increased share value (as specified in Mr. Walker’s agreement) as of December 31, 2027. In addition, Mr. Walker will receive temporary corporate housing for six months and relocation and legal expense reimbursement (for actual documented expenses up to $45,000 in total), in addition to other benefits customary of other executives and Company employees, including but not limited to, a Company vehicle, medical coverage, 401(k) savings plan, vacation, etc.

Benefits and Perquisites
Retirement Plans
The Compensation Committee believes that retirement programs are important to the Company’s talent retention, as they contribute to the Company’s ability to be competitive with its peers. Generally, our employees are eligible to participate in a 401(k) plan. Additionally, many of our employees, including the former Chief Operating Officer, and our Executive Vice President of Real Estate, were eligible to participate in a defined benefit pension plan maintained by Tejon. In addition, the former Chief Operating Officer participated in a supplemental executive retirement plan, or SERP. Based on their hiring dates, the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer are not eligible to participate in the pension plan or SERP, both of which were frozen for entrance as of February 1, 2007. Additionally, during 2017, both the pension plan and SERP were frozen as to the accrual of future benefits.
The NEOs may elect to defer cash and equity-based compensation payable to them pursuant to the Company’s non-qualified deferred compensation plan. This plan is designed to allow for retirement savings above the limits imposed by the IRS for 401(k) plans on an income tax-deferred basis. Cash amounts deferred into the plan are held in accounts with values indexed to the performance of selected mutual funds. Stock awards deferred into the plan can be converted to cash or kept in the Company’s stock. All participants to date have only deferred stock awards and have maintained stock in the plan. The Company does not provide a match on executive deferrals under the non-qualified deferred compensation plan.
Change in Control Benefits
The Compensation Committee believes that our shareholders’ interests will be best served if the interests of executive management are aligned with them, and that providing management with change in control benefits supports that objective by focusing executives on shareholder interests when considering strategic alternatives. Change in control benefits, as provided in a change in control agreement with selected NEOs, are only provided upon a termination of employment without cause or a resignation for good reason in connection with a change in control. None of the agreements with our NEOs or other compensation plans, or any other arrangements with employees, provide for a gross-up payment or reimbursement for excise taxes that could be imposed on the executives. Equity awards are “double trigger” and have accelerated vesting only upon a change in control and termination of employment without cause or a resignation for good reason in connection with a change in control. Please refer to the Potential Payments Upon Termination or Change in Control table on page 66 of this Proxy Statement for a more detailed description and an estimate of the value of these benefits.
In addition to the foregoing change in control severance benefits, the NEOs who participate in the pension plan and SERP will also continue to be entitled to any existing benefits thereunder as determined in accordance with the terms of the applicable plan.
Separation or Severance Benefits
In some circumstances, the Compensation Committee believes it is in the Company’s best interest to provide a severance benefit in order to provide a smooth transition period for the Company when an executive leaves, even if the Company does not have a contractual obligation to provide any payments or benefits upon separation. Separation benefits in the form of salary continuation and health benefits may be provided to departing executives on a case-by-case basis. These benefits have historically endured for approximately one year. A more detailed description of separation benefits payable to our NEOs is included below under “Fiscal Year 2024 Potential Payments Upon Termination or Change in Control” beginning on page 66 of this Proxy Statement.
Unless the Compensation Committee determines otherwise, if an NEO’s employment with the Company is terminated for any reason, including death or disability, prior to vesting of all or any part of a restricted stock award or performance unit award, the NEO will forfeit to the Company the portion of the award that has not vested.

Perquisites and Other Personal Benefits
The Compensation Committee reviews annually the perquisites that NEOs receive. The primary benefits for the NEOs are Company-provided vehicles and related maintenance. In addition, the Chief Executive Officer receives additional life insurance in excess of the insurance that is part of the Company’s broad-based life insurance policy. This additional insurance supplement is necessary to provide the same three-times salary benefit that other employees receive. These benefits are provided to attract and retain highly qualified executives, and because executives often place a higher value on these benefits relative to the cost to the Company, as compared to increases in cash compensation. In addition, the automobile benefit is provided to executives, as well as other Company employees, because the Company’s location and the size of the Company’s property necessitate extensive car travel.
Senior management participates in the Company’s other benefit plans (including medical, dental and life insurance plans) on the same terms as other employees.
Additional Compensation Information
Clawback Policy
In October 2023, the Company adopted a new clawback policy to comply with the requirements of NYSE Listing Standard 303A.14 implementing Rule 10D-1 under the Exchange Act. In the event that the Company is required to prepare an accounting restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws, then the Company will recover on a reasonably prompt basis the excess of any incentive-based compensation received by our executive officers, including our NEOs, during the prior three fiscal years that exceeds the amount of the incentive based compensation that would have otherwise been received had the incentive-based compensation been determined based on the restated financial statements.
Stock Ownership Guidelines
The Company’s stock retention guidelines are as follows:

Position	Stock Multiple
Chief Executive Officer	5.0 x Base Salary
Chief Operating Officer and Chief Financial Officer	3.0 x Base Salary
Other NEOs	2.0 x Base Salary
All NEOs are expected to make reasonably steady progress toward these ownership guidelines each year. As of December 31, 2024, the Chief Executive Officer, the former Chief Operating Officer (Mr. Lyda, who retired effective March 1, 2025), the Executive Vice President of Real Estate, and the Senior Vice President, Chief Accounting Officer had met the stock ownership guidelines. The Executive Vice President and Chief Financial Officer has until 2028 to meet the above guideline.
Securities Trading Policies and Limitations / Insider Trading Policies
The Company has a policy that prohibits executive officers and directors from trading in Company stock while in the possession of material nonpublic information. The Company also maintains a non-trading period connected to year-end and quarter-end financial reporting periods. Executive officers and directors are also prohibited from trading in options, puts, calls, or other derivative instruments related to the Company’s stock. They are also prohibited from purchasing stock on margin, borrowing against the Company’s stock held in a margin account, or pledging stock as collateral for a loan.

The Company also has adopted and maintains an Insider Trading Policy, which governs the purchase, sale and other dispositions of our securities by directors, executive officers, and employees—and their designees—and is designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. Among other things, the Insider Trading Policy prohibits the purchase and sale of the Company’s equity securities while an individual is in possession of material nonpublic information. It also prohibits the individuals from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities that were granted to the employee or director by the Company as compensation or that are held, directly or indirectly, by the employee or director.
Equity Grant Policies and Practices
The Company’s long-standing compensation philosophy is to grant executives and eligible employees a mix of performance shares, price-vested units, and time-vested awards, and historically has not granted stock options. Annual equity grants typically are made in connection with the regularly scheduled first-quarter meeting of the Board, which is scheduled months in advance without regard to the potential release of material non-public information.  In 2024 we did not grant long-term equity incentives (including stock options) during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any current report on Form 8-K that discloses material non-public information. We do not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.  We may change our equity grant practices in the future.
Compensation Committee Interlocks and Insider Participation
Directors Betts, Gammon, McCall, Metcalfe, Morgan, Stack, and Tisch served on the Compensation Committee during 2024. No member of the Compensation Committee is or has been an officer or employee of the Company, or has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s 2025 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. This report is provided by the following independent directors, who comprised the Compensation Committee as of December 31, 2024.
Steven A. Betts (Chairman),
Denise Gammon,
Jeffrey J. McCall,
Norman J. Metcalfe (Ex Officio),
Rhea Frawn Morgan,*
Daniel R. Tisch,
Kenneth G. Yee
* Ms. Morgan is not standing for re-election at the 2025 Annual Meeting.

Fiscal Year 2024 Summary Compensation Table
The following table summarizes the total compensation awarded to, earned by, or paid to each of the NEOs for the fiscal years ended December 31, 2024, 2023, and 2022.

		Salary	Bonus	(1) Stock Awards	(2) Non-Equity Incentive Plan Compensation	(3) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(4) All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Gregory S. Bielli	2024	824,000	—	3,403,110	1,171,396	—	16,022	5,414,528
Chief Executive Officer	2023	800,000	600,000	1,415,997	1,038,944	—	15,521	3,870,462
	2022	721,000	—	—	1,178,835	—	12,052	1,911,887
Allen E. Lyda	2024	409,700	—	983,250	400,912	—	15,251	1,809,113
Chief Operating Officer	2023	397,753	—	238,643	355,810	106,310	15,942	1,114,458
	2022	382,455	—	258,149	438,580	—	15,245	1,094,429
Brett A. Brown *	2024	397,800	—	268,532	326,921	—	19,123	1,012,376
Executive Vice President,	2023	252,750	—	1,033,492	208,655	—	17,707	1,512,604
Chief Financial Officer
Hugh F. McMahon	2024	308,100	—	207,970	235,176	—	10,765	762,011
Executive Vice President, Real Estate	2023	299,120	—	942,238	206,546	24,135	7,980	1,480,019
	2022	287,616	—	194,132	256,026	—	13,116	750,890
Robert D. Velasquez	2024	305,700	—	137,229	232,667	—	14,001	689,597
Senior Vice President,	2023	296,770	—	623,224	147,672	—	16,686	1,084,352
Chief Accounting Officer	2022	285,356	—	128,404	180,844	—	16,778	611,382
*Mr. Brown joined the Company as Chief Financial Officer on May 8, 2023. His annual base salary during 2023 was $390,000.
1.The figures in this column represent equity awards for the Chief Executive Officer and for the other NEOs as follows: (i) grant date fair value of time-based grants; (ii) the grant date fair value of the price-vested units; and (iii) 2024 performance milestone grants (granted in 2024).

	Time Based Restricted Stock Award	Price- Vested Units	Performance Milestone Grants	Total Actual Award

Gregory S. Bielli	$1,215,393	$243,075	$1,944,642	$3,403,110
Allen E. Lyda	$184,355	$61,459	$737,436	$983,250
Brett A. Brown	$179,016	$89,516	—	$268,532
Hugh F. McMahon	$138,646	$69,324	—	$207,970
Robert D. Velasquez	$91,482	$45,747	—	$137,229
The value of stock awards is the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The grant date fair value for grants with performance conditions includes the estimated probable outcome of the performance condition. Further information regarding stock awards can be found in Note 10, Stock Compensation -Restricted Stock and Performance Share Grants, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
The grant date fair value, assuming maximum levels of achievement, of the price-vested unit awards granted in 2024 are as follows: $486,167 for Mr. Bielli, $122,903 for Mr. Lyda, $268,549 for Mr. Brown, $207,972 for Mr. McMahon, and $137,242 for Mr. Velasquez.
2.Non-equity incentive plan compensation is described in the Compensation Discussion and Analysis under “Annual Incentive Plan” beginning on page 47. Incentive bonuses are paid in cash.

3.The change in pension value is based upon the same assumptions and measurements that are used for the audited financial statements for the applicable fiscal year. For 2024, the net change was a negative $17,069 for Mr. Lyda and a negative $24,419 for Mr. McMahon. See Note 14, Retirement Plans, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. There are no above market or preferential earnings related to the Company’s non-qualified deferred compensation plan.
4.Amounts in this column reflect costs associated with Company-provided vehicles and related maintenance, and Company-paid life insurance premiums.

Grants of Plan-Based Awards in Fiscal Year 2024
The following table provides information about awards granted to the NEOs in the fiscal year ended December 31, 2024.

Name	Year	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Awards ($)
Gregory S. Bielli
Annual Incentive Plan	2024	12/31/24	515,000	1,030,000	1,545,000
Time-Vested Stock Grants		03/13/24							75,117	1,215,393
Price-Vested Units		03/13/24				-	14,867	29,734		243,075
Performance Milestone Grants		03/13/24							120,188	1,944,642
Total										3,403,110

Allen E. Lyda
Annual Incentive Plan	2024	12/31/24	184,365	368,730	553,095
Time-Vested Stock Grant		03/13/24							11,394	184,355
Price-Vested Units		03/13/24				-	3,759	7,517		61,459
Performance Milestone Grants		03/13/24							45,577	737,436
Total										983,250

Brett A. Brown
Annual Incentive Plan	2024	12/31/24	159,120	318,240	477,360
Time-Vested Stock Grant		03/13/24							11,064	179,016
Price-Vested Units		03/13/24				-	5,475	16,425		89,516
Total										268,532

Hugh F. McMahon
Annual Incentive Plan	2024	12/31/24	107,835	215,670	323,505
Time-Vested Stock Grant		03/13/24							8,569	138,646
Price-Vested Units		03/13/24				-	4,240	12,720		69,324
Total										207,970

Robert D. Velasquez
Annual Incentive Plan	2024	12/31/24	106,996	213,990	320,985
Time-Vested Stock Grant		03/13/24							5,654	91,482
Price-Vested Units		03/13/24				-	2,798	8,394		45,747
Total										137,229

1.The annual non-equity incentive award is based on the achievement of both quantitative and qualitative, annual business objectives. The objectives vary based on the NEO’s responsibilities. For 2024, based upon the percentage of achievement shown in the “Annual Incentive Plan” section of the Compensation Discussion and Analysis, Mr. Bielli earned an incentive of $1,171,396; Mr. Lyda $400,912; Mr. Brown $326,921; Mr. McMahon $235,176; and Mr. Velasquez $232,667.
2.Price-vested units were granted to all of the NEO’s, which vest upon the achievement of specific stock price levels measured at the end of 2024 and 2026. For additional details, see the “Equity Compensation” section of the Compensation Discussion and Analysis beginning on page 53.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides information on the current holdings of restricted stock, and performance unit awards of the NEOs. This table includes unvested stock grants, as well as performance share grants subject to performance conditions that have not yet been satisfied. Each equity grant that was outstanding as of December 31, 2024, is shown separately for each NEO. The market value of the stock awards is based on the closing market price of Tejon stock as of December 31, 2024, which was $15.90 per share. The market value as of December 31, 2024, shown below assumes satisfaction of performance objectives at the target level of achievement.

			Stock Awards
Name				Equity Incentive Plan Awards Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

		Market Value of Shares or Units of Stock That Have Not Vested ($)
	Number of Shares or Units of Stock That have Not Vested (#)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)
Gregory S. Bielli:
Time-Based Stock Awards (1)	—	—
Price Vested Units (2)			—	—
Milestone Performance Units (3)			—	—

Allen E. Lyda:
Time-Based Stock Awards (1)	3,251	51,691
Price Vested Units (2)			4,875	77,513
Milestone Performance Units (3)			—	—

Brett A. Brown:
Time-Based Stock Awards (1)	15,421	245,194
Price Vested Units (2)			8,743	139,014
Milestone Performance Units (3)			47,933	762,135

Hugh F. McMahon:
Time Based Stock Awards (1)	16,027	254,829
Price Vested Units (2)			11,666	185,489
Milestone Performance Units (3)			41,359	657,608

Robert D. Velasquez:
Time-Based Stock Awards (1)	10,586	168,317
Price Vested Units (2)			7,710	122,589
Milestone Performance Units (3)			27,356	434,960

1.Time-based stock awards vest in equal annual installments over a three-year period from the grant date. Unvested time-based stock awards outstanding as of December 31, 2024, were as follows:

Name	March 2022 Time Based Grants	March 2023 Time Based Grants	March 2024 Time Based Grants	Total Time-Based Stock Awards

Gregory S. Bielli	—	—	—	—
Allen E. Lyda	3,251	—	—	3,251
Brett A. Brown	—	4,357	11,064	15,421
Hugh F. McMahon	2,445	5,013	8,569	16,027
Robert D. Velasquez	1,616	3,316	5,654	10,586
2.Outstanding price-vested units are performance shares that may vest on the measurement date of December 31, 2024, 2025, and 2026, respectively, in each case, based upon the achievement of target stock appreciation levels. Shares earned will be awarded in the following year. The shares shown are based upon reaching target levels of performance. Included in this number are shares to be measured in 2024 and will be settled in 2025.

Name	2024 Price-Vested Awards Not Vested	2025 Price-Vested Awards Not Vested	2026 Price-Vested Awards Not Vested	Total Performance Share Awards

Gregory S. Bielli	—	—	—	—
Allen E. Lyda	4,875	—	—	4,875
Brett A. Brown	—	3,268	5,475	8,743
Hugh F. McMahon	3,666	3,760	4,240	11,666
Robert D. Velasquez	2,425	2,487	2,798	7,710
No shares were earned in respect of the 2022-2024 price-vested units, as the 2024 year-end stock price of $15.90 was below the target price level.
3.Performance Milestone Shares consist of shares that may vest upon achievement of specific milestone objectives approved by the Compensation Committee. The measurement date for achievement of objectives is December 2025. For additional detail, see the “Equity Compensation” section of the Compensation Discussion and Analysis beginning on page 53.

Stock Vested in Fiscal Year 2024
The following table provides information for the NEOs regarding the value realized, and the number of shares acquired, upon the vesting of stock awards, before payment of any applicable withholding tax and broker commissions.

	Number of Shares Acquired on Vesting (#)
		Value Realized on Vesting ($)
Name

Gregory S. Bielli
Time Grants	75,117	1,194,360
Performance Milestone Grants	40,063	637,002
Total Gregory S. Bielli	115,180	1,831,362
Allen E. Lyda
Time Grants	17,866	286,982
Performance Milestone Grants	15,192	241,553
Total Allen E. Lyda	33,058	528,535
Brett A. Brown
Time Grants	2,179	35,627

Total Brett A. Brown	2,179	35,627
Hugh F. McMahon
Time Grants	7,373	120,549
Total Hugh F. McMahon	7,373	120,549
Robert D. Velasquez
Time Grant	4,901	80,131
Total Robert D. Velasquez	4,901	80,131
Pension Benefits in Fiscal Year 2024
The Company’s pension plan is a tax-qualified retirement program that covers eligible employees of the Company. Effective January 31, 2007, the pension plan was frozen for new employees hired on or after February 1, 2007. An employee is eligible for normal retirement benefits on the first day of the month coinciding with or next following the employee’s Social Security retirement date. The amount of annual benefit, payable monthly, is based upon an employee’s average monthly compensation, which is based upon the employee’s highest five consecutive calendar years of compensation out of the employee’s final ten years of compensation. The amount of the annual benefit payable monthly is 1.45% of the average monthly compensation, offset by 0.65% of the final average compensation not in excess of one-twelfth of covered compensation, multiplied by total years of service (up to a maximum of 25 years). Effective April 2017, the Company froze the pension plan and SERP with respect to the accrual of future benefits.

The supplemental executive retirement plan, or SERP, was established for the NEOs to replace any pension benefit the NEOs might lose due to the IRS-prescribed limit applicable to tax-qualified plans. The SERP benefit is calculated based on the same formula as the defined benefit plan.

Name	Plan Name	Number of Years Credited Service (#)	(1) Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Gregory S. Bielli	None
Allen E. Lyda	Defined Benefit Plan	35	877,902	—
	Supplemental Executive Retirement Plan	35	978,011	—
Brett A. Brown	None
Hugh F. McMahon	Defined Benefit Plan	24	299,578	—
Robert D. Velasquez	None
1.The present value of the accumulated benefit is based upon the same assumptions and measurements that are used in the preparation of the audited financial statements for the current year. See Note 14, Retirement Plans, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for the valuation method and these assumptions.

Fiscal Year 2024 Nonqualified Deferred Compensation Table
The Company’s non-qualified deferred compensation plan allows the deferral of salary, bonuses, and vested restricted stock or performance units, and there are no limits on the extent of deferral permitted. The plan is available for the NEOs and directors of the Company. Each of the NEOs who has elected to defer compensation into the plan has elected to defer payment until termination of employment, at which time payment will be made in a lump sum in accordance with Internal Revenue Code Section 409A. The plan provides for withdrawals in the event of unforeseeable emergencies, such as financial hardship from illness or accident, loss of property due to casualty, or other similar extraordinary circumstances arising as a result of events beyond the control of the employee, as determined by the Company. A distribution based on an unforeseeable emergency is made only with the consent of the Company.
The decision by each NEO to defer future compensation and the distribution date of any deferral is determined at the end of each fiscal year for awards that may be received in the coming year. The Company does not contribute to the non-qualified deferred compensation plan for the benefit of any NEO or director. Earnings from any cash contributed or stock that is converted to cash by a NEO or director are based upon the market return of the investment in which such officer or director directed his or her contribution. All holdings in the non-qualified deferred compensation plan are in the form of Company stock. No shares have been converted to cash within the plan.

Name	Executive Contribution in Last FY ($)	Aggregate Earnings (Loss) in Last FY (2) ($)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE (1) ($)

Gregory S. Bielli	—	—	—	—
Allen E. Lyda	—	(13,254)	—	162,101
Brett A. Brown	—	—	—	—
Hugh F. McMahon	—	—	—	—
Robert D. Velasquez	—	—	—	—
1.All amounts reported in the aggregate balance at last fiscal year-end were reported as compensation to the NEO in the Summary Compensation Table for previous years.

2.Aggregate earnings in the last fiscal year are based on the change in price of the Company’s stock from the prior year-end to December 31, 2024. This factor is used because all investments within the non-qualified deferred compensation plan are held in Company stock.
Fiscal Year 2024 Potential Payments Upon Termination or Change in Control
The Company has entered into agreements with selected NEOs that provide for specified benefits upon a change in control of the Company and/or upon certain terminations occurring outside of a change in control. A change in control is deemed to have occurred if (i) there is an acquisition by any person or group (excluding current ownership) of 20% or more of the outstanding shares of the Company; (ii) the Company sells all or substantially all of its assets; or (iii) the Company merges or consolidates with another entity.
Benefits are payable to a NEO as a result of termination of employment in connection with a change in control if the NEO is terminated without “cause” (as defined below) during the two years after the occurrence of a change in control or the NEO is terminated prior to a change in control at the request of a third party who has taken steps to effect a change in control. The NEO will also receive benefits if he or she voluntarily terminates employment after a change in control if the NEO has been assigned substantial reductions in duties and responsibilities, received a reduction in base salary, or had an annual bonus opportunity eliminated or significantly reduced (i.e., a resignation for good reason). A NEO’s employment shall be deemed to have been terminated with “cause” if employment is terminated as a result of failure to perform his or her duties, willful misconduct or breach of fiduciary duty, fraud, or wrongful disclosure of confidential information. Change in control benefits include a continuation of base salary for a period of 36 months for the Chief Executive Officer and 30 months for the other NEOs, and a lump sum payment of three times the CEO’s average bonus and two and one-half times the other NEOs’ average bonus for the previous three years. The NEOs are also entitled to receive a continuation of health and other insurance benefits over the salary continuation period. Each NEO also has the right to a three-month period to continue use of any perquisites he or she may have had prior to the change in control. During the period of time described above during which benefits are to be received in connection with a change in control, the NEO must agree not to solicit any employees of the Company or disclose any confidential information related to the Company.

Mr. Bielli and Mr. Lyda also have non-change in control benefits if terminated by the Company without cause or if they voluntarily terminate employment for “good reason” (as defined in the applicable NEO’s agreement). See footnotes 3 and 4 below for additional detail.

		Before Change in Control	After Change in Control (1)
Name	Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)
Gregory S. Bielli (3)	Salary Continuation	1,236,000	2,472,000
	Bonus – Target	1,545,000	3,090,000
	Health Insurance	28,944	57,888
	Other Compensation (2)	168,680	168,680
	Equity Compensation	—	—
	Total Value	2,978,624	5,788,568
Allen E. Lyda (4)	Salary Continuation	409,700	1,024,250
	Bonus – Target	368,730	921,825
	Health Insurance	19,296	48,240
	Other Compensation (2)	208,836	208,836
	Equity Compensation	129,203	129,203
	Total Value	1,135,765	2,332,354
Brett A. Brown	Other Compensation (2)	41,310	41,310
	Equity Compensation	—	1,146,342
	Total Value	41,310	1,187,652
Hugh F. McMahon	Salary Continuation	—	770,250
	Bonus – Target	—	539,175
	Health Insurance	—	68,910
	Other Compensation (2)	122,717	122,717
	Equity Compensation	—	1,097,927
	Total Value	122,717	2,598,979
Robert D. Velasquez	Other Compensation (2)	35,917	35,917
	Equity Compensation	—	725,867
	Total Value	35,917	761,784
1.All stock grants provide for a double trigger vesting, meaning that an unvested award will vest in connection with a change in control, only if such transaction is followed by a termination without cause or for good reason. For purposes of this table, it is assumed all non-vested performance units and milestone units vest immediately at the target level. The value for vesting of performance unit awards and milestone performance awards is the closing market price on the last business day of 2024 of $15.90.
2.“Other Compensation” consists of accrued and unused vacation and personal paid leave at the time of termination and, if the NEO has the right to use a Company vehicle prior to termination, the continuation of that benefit for a three-month period.
3.If Mr. Bielli is involuntarily terminated by the Company without cause or voluntarily terminates employment for good reason, prior to his previously announced retirement date of March 31, 2025, Mr. Bielli will receive an amount equal to eighteen months of base salary; an amount equal to eighteen months of target annual incentive; continuation of medical benefits for an eighteen-month period; and any stock awards that were scheduled to vest during the calendar year of termination will be deemed vested as of date of termination.
4.If Mr. Lyda was involuntarily terminated by the Company without cause or voluntarily terminated employment for good reason, up until his retirement date of March 1, 2025, Mr. Lyda would have received an amount equal to one times his annual base salary; an amount equal to one times an average annual bonus over the last three years; continuation of medical benefits for a one-year period; any stock grants that would have vested at the time of separation and that would have vested during the twelve-month period after separation.

Director Compensation in Fiscal Year 2024
In 2024, non-employee directors received 1,000 shares of stock and an annual retainer of $80,000 payable quarterly in the form of common stock or a combination of common stock and cash. Common stock is paid in arrears, based on the closing price of the Company’s common shares at each quarter’s end. In addition, the Chairman of the Board received an annual retainer of $25,000 payable in common stock, and the Chairman of each of the Audit, Compensation, Real Estate, and Nominating and Corporate Governance Committees received an annual retainer of $15,000 payable in common stock. Directors affiliated with a person or entity owning 10% or more of the Company’s total shares outstanding could elect to receive their entire annual retainer in cash. During 2023, the Compensation Committee requested Semler Brossy review director compensation. Based on the findings of that review, the annual retainer was increased to $80,000 per year for 2024 and $100,000 per year for 2025.
Directors are not paid fees for board or committee meeting attendance. The Compensation Committee has approved stock retention guidelines for non-employee directors; the target retention value is five times the value of the annual director retainer, or $400,000. All directors meet the stock retention guidelines, except for Ms. Morgan who has until 2026 and each of Ms. Gammon, Mr. McCall, Mr. Speron, and Mr. Yee who have until 2029 to meet the guideline. Mr. Bielli, who is a director and also serves as President and CEO does not receive director compensation and is, therefore, not listed below.

Name	Fees Earned or Paid in Cash ($)	(1) Stock Awards ($)	Total ($)
Steven A. Betts	37,500	69,292	106,792
Denise Gammon**	—	—	—
Anthony L. Leggio	37,500	69,292	106,792
Jeffrey J. McCall**	—	—	—
Norman J. Metcalfe	37,500	79,315	116,815
Rhea Frawn Morgan	37,500	54,306	91,806
Eric H. Speron**	—	—	—
Geoffrey L. Stack*	—	106,792	106,792
Daniel R. Tisch	—	91,807	91,807
Michael H. Winer	37,500	69,292	106,792
Kenneth G. Yee**	—	—	—
*Mr. Stack retired from the Board effective as of December 11, 2024.
**Ms. Gammon, Mr. McCall, and Mr. Speron were elected to the Board effective as of November 4, 2024, and Mr. Yee was elected to the Board effective as of December 11, 2024.
1.The amounts reported reflect the grant date fair value of stock awards granted in 2024 to each director. Please see Note 10, Stock Compensation – Restricted Stock and Performance Share Grants, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for additional information regarding the valuation of stock awards. The number of stock awards granted each year is determined on a quarterly basis by dividing one-fourth of the annual retainer by the closing stock price at the end of each quarter. At the end of 2024, there were no unvested outstanding equity awards for our director

PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our President and CEO and the annual total compensation of our median compensated employees:
The 2024 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2024, other than our CEO, was $63,509; our CEO’s 2024 annual total compensation was $5,401,278 as reflected in the Summary Compensation Table on page 59, and the ratio of these amounts was 85 to 1. The median compensated employee was identified as a ranch operations support person.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Pay elements that were included in the annual total compensation for each employee in determining the median compensated employee were:
•Salary received in 2024
•Annual incentive payment received for performance in 2024
•Grant date fair value of stock awards granted in 2024
•Company provided vehicle and related maintenance, or auto allowance paid in 2024

This is the same approach used to determine the total annual compensation of our CEO, as reflected in the Summary Compensation Table.
We determined the compensation of our median employee by calculating the annual total compensation including the compensation items just described for each of our employees. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any employee not employed for a full year. We excluded from the determination of our median compensated employee any employee that left the Company during 2024 and therefore was not employed on December 31, 2024. Based upon the compilation of this data we determined the median compensated employee as identified above.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to Compensation Discussion and Analysis.

Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return[5]	Net Income (thousands)[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	$5,414,528	$3,842,780	$1,068,274	$1,898,031	$83	$2,690
2023	$3,870,462	$3,560,636	$1,265,247	$1,251,627	$90	$3,265
2022	$1,911,887	$934,909	$818,900	$735,364	$99	$15,808
1The dollar amounts reported in column (b) are the amounts of total compensation reported for the Principal Executive Officer ("PEO"), Mr. Bielli (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to Compensation Discussion and Analysis – Executive Compensation Tables – Summary Compensation Table.

2The dollar amounts reported in column (c) represent the amount of “Compensation Actually Paid” to Mr. Bielli, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Bielli during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, we adjusted Mr. Bielli’s total compensation for each year that reflect stock price changes and changes in performance achievement to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2024	$5,414,528	$(3,403,110)	$1,831,362	$3,842,780
2023	$3,870,462	$(1,415,997)	$1,106,171	$3,560,636
2022	$1,911,887	$0	$(976,978)	$934,909
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. Mr. Bielli did not meet one of the performance measures from the shares granted in 2020, hence 76,787 shares did not vest, the fair value of these shares is deducted in calculating the equity award adjustment in 2022.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year. In addition, adjustments have been made using the stock price and performance achievement as of year-end; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value adjustments have been made using the stock price and performance achievement as of the date of measurement; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value from prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$0	$0	$1,831,362	$0	$0	$0	$1,831,362
2023	$0	$0	$1,106,171	$0	$0	$0	$1,106,171
2022	$0	$0	$0	$488,118	$(1,465,096)	$0	$(976,978)
3The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Bielli, who has served as our CEO since 2013) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Bielli) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024 and 2023, Mr. Lyda, Mr. Brown, Mr. McMahon, and Mr. Velasquez; and (ii) for 2022, Mr. Lyda, Mr. McMahon, and Mr. Velasquez.

4The dollar amounts reported in column (e) represent the average amount of “Compensation Actually Paid” to the NEOs as a group (excluding Mr. Bielli), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Bielli) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Bielli) for each year to determine the compensation actually paid that reflect stock price changes and changes in performance achievement, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for NEO	Average Reported Value of Equity Awards(a)	Average Reported Award Adjustments(b)	Average Compensation Actually Paid to NEO
2024	$1,068,274	$(399,245)	$1,229,002	$1,898,031
2023	$1,265,247	$(945,866)	$932,246	$1,251,627
2022	$818,900	$(193,562)	$110,025	$735,364
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Grant in the Year and Unvested at Year End	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value from prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$111,393	$703,656	$422,717	$8,589	$(17,354)	$0	$1,229,002
2023	$617,574	$197,682	$167,783	$569	$(51,363)	$0	$932,246
2022	$162,855	$(35,274)	$0	$(17,555)	$0	$0	$110,025
5We calculated TSR by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. This value reflects what the cumulative value of $100 would be if such amount was invested on December 31, 2021.
6The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, there is no direct relationship between the Compensation Actually Paid to Mr. Bielli and the average Compensation Actually Paid to the Company’s NEOs as a group (excluding Mr. Bielli) and the Company’s cumulative TSR over the three years presented in the table. The absence of a direct relationship is because a significant portion of the Compensation Actually Paid to Mr. Bielli and to the other NEOs is comprised of equity awards that are long-term equity incentives that align with senior management’s long-term strategies and are generally qualitative in nature tied to achievement of specified milestones. As described in more detail in the section Compensation Discussion and Analysis, the value of total compensation awarded to the NEOs is to be comprised of short-term and long-term incentives in the form of performance shares, price-vested units, time-vested awards, and annual cash incentives.

Compensation Actually Paid and Net Income
As demonstrated by the following graph, there is no direct relationship between the Compensation Actually Paid to Mr. Bielli and the average Compensation Actually Paid to the Company’s NEOs as a group (excluding Mr. Bielli) and the Company’s net income over the three years presented in the table. The absence of a direct relationship is because a significant portion of the compensation actually paid to Mr. Bielli and to the other NEOs is comprised of equity awards that are long-term equity incentives that align with senior management’s long-term strategies and are generally qualitative in nature tied to achievement of specified milestones. The Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure, Adjusted EBITDA, which the company does use when setting goals in the Company’s annual incentive compensation program that are awarded to the NEOs.
HEDGING AND PLEDGING
Under the Company’s policies, all employees, including executive officers and directors, are prohibited from engaging in any form of hedging transaction with respect to shares of Tejon common stock. In addition, our employees and directors are prohibited from purchasing stock on margin, borrowing against the Company’s stock, or pledging our securities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists the stock ownership of shareholders known to the Company to be the beneficial owners of more than 5% of the shares of the Company’s Common Stock outstanding as of March 17, 2025. As of March 17, 2025, we had 26,868,106 shares of Common Stock outstanding. The table also provides the stock ownership as of the same date of all directors, each NEO named in the above Summary Compensation Table, and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

TowerView LLC	3,845,500	(3)	14.31%
460 Park Avenue, 20th Floor New York, NY 10022
The Vanguard Group	2,084,463	(4)	8.14%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP	1,629,906	(5)	6.09%
6300 Bee Cave Road, Building One Austin, TX 78746
BlackRock Inc.	1,606,149	(6)	5.49%
50 Hudson Yards New York, NY 10001

Directors
Steven A. Betts	43,858	(7)	*
Gregory S. Bielli	444,443	(9)	1.65%
Denise Gammon	545	(7)	*
Anthony L. Leggio	51,256	(7)	*
Jeffrey J. McCall	934	(7)	*
Norman J. Metcalfe	83,975	(7)	*
Rhea Frawn Morgan	11,748	(7)	*
Eric H. Speron	545	(7)	*
Daniel R. Tisch	5,011,507	(3)	18.65%
Michael H. Winer	29,367	(7)	*
Kenneth G. Yee	191	(7)	*
Named Executive Officers

Allen E. Lyda	227,158	(8)	*
Hugh F. McMahon, IV	75,146	(7)	*
Brett A. Brown	5,356	(7)	*
Robert D. Velasquez	40,906	(7)	*
All executive officers and directors as a group (17 persons)	6,029,667		22.44%
*Less than 1%.

(1)In each case, the named shareholder in the above table has the sole voting and investment power as to the indicated shares, except as set forth in the footnotes below, and except that all options, restricted stock, and restricted stock units are held by directors and officers individually. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person owns or has the right to acquire within 60 days. As a result, we have included in the “Amount and Nature of Beneficial Ownership” column shares of vested and unvested restricted stock granted to a beneficial owner and warrants granted to a beneficial owner. Such restricted stock has voting rights, irrespective of vesting. In addition, we have included restricted stock units that could possibly vest within 60 days of March 17, 2025, even though for any such restricted stock units shown to vest within that period, the beneficial owner would have to terminate his or her relationship with the Company.
(2)For purposes of computing the “Percent of Class” column, any shares which such person does not currently own but has the right to acquire within 60 days of March 17, 2025, are deemed to be outstanding for the purpose of computing the percentage ownership of any person. Also included are restricted stock units that could possibly vest within 60 days of March 17, 2025, even though for any such restricted stock units shown to vest within that period, the beneficial owner would have to terminate his relationship with the Company.
(3)TowerView LLC has sole voting power and investment power over its 3,845,500 shares of common stock shown. Mr. Tisch has dispositional and voting authority over all shares owned by TowerView LLC. Mr. Tisch also has dispositional and voting authority over 1,087,507 shares owned by DT Four Partners LLC and 78,500 shares owned directly. Information related to this ownership was provided by a Form 4 filed on February 12, 2025. Mr. Tisch’s address is c/o TowerView LLC, 460 Park Avenue, 20th Floor, New York, NY 10022.
(4)A Schedule 13G/A filed with the SEC on November 12, 2024 by The Vanguard Group (“Vanguard”) indicates that, as of September 30, 2024, Vanguard beneficially owns 2,188,008 shares, with sole voting power with respect to 0 shares, shared voting power with respect to 14,734 shares, sole dispositive power with respect to 2,155,794 shares and shared dispositive power with respect to 32,214 shares.
(5)A Schedule 13G/A filed with the SEC on February 9, 2024, by Dimensional Fund Advisors LP (“Dimensional”) indicates that, as of December 29, 2023, Dimensional beneficially owns 1,636,448 shares, with sole voting power with respect to 1,605,320 shares and sole dispositive power with respect to 1,636,448 shares.
(6)A Schedule 13G/A filed with the SEC on January 31, 2024, by BlackRock, Inc. (“BlackRock”) indicates that, as of December 31, 2023, BlackRock beneficially owns 1,474,430 shares, with sole voting power with respect to 1,420,775 shares and sole dispositive power with respect to 1,474,430 shares.
(7)The shares owned by Mr. Leggio include 51,256 shares of stock that are held in his personal investment accounts. The shares owned by Mr. Metcalfe include 18,620 shares in his personal investment accounts and 65,355 deferred restricted stock units that could possibly vest within 60 days of March 17, 2025. The shares owned by Mr. Betts include 42,553 shares of stock in his personal investment accounts, which shares are held in a family trust that he and his spouse share voting and investment power, and 1,305 deferred restricted stock units that could possibly vest within 60 days of March 17, 2025. The shares owned by Mr. Winer include 29,367 shares of stock that are held in his personal investment accounts. The shares owned by Mr. McMahon include 75,146 shares that are held in his personal investment account. The 40,906 shares owned by Mr. Velasquez are held in his personal investment account. Mr. Brown’s 5,356 shares are held in his personal investment account.
(8)The shares owned by Mr. Lyda include 216,963 shares in his personal investment accounts and 10,195 deferred restricted stock units that could possibly vest within 60 days of March 17, 2025. The shares of Mr. Lyda are held in a family trust where he and his spouse share voting and investment power.
(9)Mr. Bielli owns 444,443 shares in his personal investment accounts. Some of these shares are held by a family trust and the remainder are held as community property. In each case, he and his spouse share voting and investment power.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee of the Board has furnished the following report:
The Audit Committee reviewed Tejon Ranch Co.’s (the “Company’s”) financial reporting process on behalf of the Board of Directors (the “Board”). Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.
In this context, the Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from the Company and its management. The Audit Committee has also considered whether Deloitte & Touche LLP’s provision of non-audit services to the Company is compatible with its independence.
Based on the reviews and discussions referred to in the preceding paragraphs, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission.
Anthony L. Leggio (Chairman),
Norman J. Metcalfe,
Jeffrey J. McCall,
Rhea Frawn Morgan,
Eric H. Speron,
Michael H. Winer,
Kenneth G. Yee

OTHER MATTERS
Related Person Transactions
The Board follows certain written policies and procedures developed for the review and approval of all transactions with related persons, pursuant to which the Board reviews the material facts of, and either approves or disapproves of, the Company’s entry into any transaction, arrangement, or relationship, or any series thereof, in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, or over the term of the contract; (ii) the Company is a participant; and (iii) any related person has or will have a direct or indirect material interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity).
The Board reviews all relationships and transactions in which both the Company and any related person are participants to determine whether such related persons have a direct or indirect material interest in such transaction. A “related person” is any executive officer, director, or director nominee of the Company, or any beneficial owner of more than 5% of the Company’s Common Stock, or any immediate family member of any of the foregoing. The Company discloses transactions in its proxy statements with related persons in accordance with Item 404 of Regulation S-K.
In the course of the Board’s review and approval or ratification, if pre-approval was not feasible, of a related party transaction, the Board considers:
•The nature of the related person’s interest in the transaction;
•The material terms of the transaction, including, without limitation, the amount and type of transaction;
•The importance of the transaction to the related person;
•The importance of the transaction to the Company;
•Whether the transaction would impair the judgment of a director or executive officer or his or her ability to act in the best interest of the Company; and
•Any other matters the Board deems appropriate.
Any member of the Board who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification, if pre-approval was not feasible, of the transaction, provided that such director may be counted in determining the presence of a quorum at a meeting that considers the transactions.
In 2024 there was one related party transaction that was previously disclosed in company regulatory filings and consisted of the Company entering a consulting services agreement with Mr. Bielli for the provision of strategic counsel to the Board and the current CEO upon Mr. Bielli’s retirement. The consulting agreement is for a term of one year, commencing April 1, 2025 and ending March 31, 2026. Compensation for Mr. Bielli’s consulting services is $85,000 per month. Mr. Bielli will also be reimbursed for normal and customary expenses incurred in connection with providing the services.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the outstanding shares of the Company’s common stock, to file reports of ownership and changes in ownership of shares of common stock with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2024, its officers and directors filed the required reports under Section 16(a) on a timely basis, except that the Form 3 filings for Ms. Gammon, Mr. McCall, Mr. Speron, and Mr. Yee were filed late due to an administrative error.

Financial Information
The Company’s 2024 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (including the financial statements and financial statement schedules, but without exhibits) accompanies this Proxy Statement. The 2024 Annual Report to Shareholders may be obtained without charge by calling (661) 248-3000, or by written request to the Corporate Secretary, Tejon Ranch Co., P.O. Box 1000, Tejon Ranch, California 93243.
Notice of Internet Availability
You can now access the 2024 Annual Report to Shareholders and the Proxy Statement for the 2025 Annual Meeting via the Internet at the following address: http://materials.proxyvote.com/879080.
The enclosed information has been provided to shareholders of record to enable you to cast your vote on the WHITE proxy card in one of two convenient ways before the 2025 Annual Meeting: (1) via the Internet, or (2) by returning it in the enclosed postage-paid envelope. Beneficial owners should check their WHITE voting instruction form for how to vote in advance of the 2025 Annual Meeting. Shareholders of record that have pre-registered may also attend the meeting online and vote during the 2025 Annual Meeting. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may vote at the 2025 Annual Meeting with the 16-digit access code indicated on that voting instruction form.In addition to pre-registering, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the 2025 Annual Meeting) and obtain a “legal proxy” in order to be able to vote at the 2025 Annual Meeting. If you request a legal proxy, you must attend the meeting to vote or call D.F. King at (866) 796-7184. Whichever method you choose, you are encouraged to vote.
You can also eliminate the mailing of this information in the future by electing to receive these materials through the Internet and by an email directing you to vote electronically. You can make this election as you vote your proxy via the Internet by providing your email address when prompted.
Communications with Directors
Any shareholder or other party interested in communicating with members of the Board, any of its committees, the independent directors as a group, or any of the independent directors individually, including the Chairman of the Board, may send written communications to Tejon Ranch Co., P.O. Box 1000, Tejon Ranch, California 93243, Attention: Corporate Secretary, or via the “Contact” link on the Company’s website, www.tejonranch.com. Communications received in writing are forwarded to the Board, committee, or any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.
Shareholder Proposals for 2026 Annual Meeting
Rule 14a-8 Shareholder Proposals. Shareholder proposals to be presented at the 2026 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than [•], 2025, in order to be considered for inclusion in the Company’s proxy materials for that meeting. Such proposals must be submitted in writing to the principal executive offices of the Company at the address set forth on the first page of this Proxy Statement.

Advance Notice Nominations and Proposals. The Company’s Certificate of Incorporation requires that the Company be given advance written notice of shareholder nominations for election to the Company’s Board and of other matters which shareholders wish to present for action at an annual meeting of shareholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act, as discussed above). Such nomination or other proposal will be considered at the 2026 Annual Meeting only if it is delivered to or mailed and received at the principal executive offices of the Company at the address set forth on the first page of this Proxy Statement not less than 30 days nor more than 60 days prior to the meeting as originally scheduled. However, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, then the notice must be received not later than the close of business on the tenth (10th) day following the day on which the Notice of Annual Meeting of Shareholders was mailed, or the public disclosure was made. In addition, a shareholder who intends to solicit proxies pursuant to Rule 14a-19, the SEC’s universal proxy rule, in support of nominees submitted under the advance notice provisions of the Bylaws must provide proper written notice to the Secretary of the Company that sets forth all information required by Rule 14a-19 under the Exchange Act at our principal executive offices by [•], 2026 (or, if the 2026 Annual Meeting is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business on the later of 60 calendar days prior to the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the 2026 Annual Meeting is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws as described above.
A shareholder’s notice to the Secretary must comply with the Certificate of Incorporation and Bylaws.
Shareholders Sharing the Same Last Name and Address
To reduce the expense of delivering duplicate proxy materials to shareholders who may have more than one account holding the Company’s Common Stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name will receive only one copy of our annual report and proxy statement that are delivered until such time as one or more of these shareholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and/or proxy statement mailed to you, please submit a request to our Corporate Secretary at Tejon Ranch Co., P.O. Box 1000, Tejon Ranch, California 93243, or by telephone at 661-248-3000, and we will promptly send you what you have requested. You can also contact our Corporate Secretary if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
Other Business
Management does not know of any matter to be acted upon at the 2025 Annual Meeting other than those described above, but if any other matter properly comes before the meeting, the persons named on the enclosed proxy will vote thereon in accordance with their best judgment.
Shareholders are urged to sign and return their proxies without delay.

For the Board of Directors,

NORMAN J. METCALFE, Chairman of the Board MICHAEL R.W. HOUSTON, Senior Vice President, General Counsel and Corporate Secretary

APPENDIX A
SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION
Tejon Ranch Co., its directors, its director nominees and certain of its executive officers and employees are participants in the solicitation of proxies in connection with the 2025 Annual Meeting. The following tables (“Directors and Nominees” and “Executive Officers and Other Employees”) set forth the names and business addresses of our directors and director nominees and the names, present principal occupations and business addresses of our executive officers and employees who, under SEC rules, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with the 2025 Annual Meeting (collectively, the “Participants”).
Directors and Nominees
The principal occupations of our directors and director nominees are described under “The Board of Directors.” The names of our directors and director nominees are below. The business address of each of the directors and director nominees is 4436 Lebec Rd., Tejon Ranch, California 93243.

• Steven A. Betts • Gregory S. Bielli • Denise Gammon • Anthony L. Leggio • Norman J. Metcalfe • Jeffrey J. McCall	• Rhea Frawn Morgan • Eric H. Speron • Daniel R. Tisch • Michael H. Winer • Kenneth G. Yee
Executive Officers and Other Employees
The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s current position with the Company and the business address for each person is 4436 Lebec Rd., Tejon Ranch, California 93243.

Name	Title
Gregory S. Bielli	Pres. and Chief Executive Officer (ret. 3/31/25), Director
Matthew H. Walker	President and Chief Executive Officer (eff. 4/1/25)
Brett A. Brown	Executive Vice President & Chief Financial Officer
Hugh F. McMahon	Executive Vice President, Real Estate
Robert D. Velasquez	Senior Vice President, Chief Accounting Officer
Michael R.W. Houston	Senior Vice President, General Counsel & Secretary
Nicholas T. Ortiz	Senior Vice President, Corporate Communications & Public Affairs
Information Regarding Ownership of the Company’s Securities by Participants
The number of shares of common stock of the Company held as of March 17, 2025 by the Participants who are directors or executive officers is set forth under “Stock Ownership of Certain Beneficial Owners and Management.” In addition, one employee of the Company, Mr. Nicholas T. Ortiz, is deemed a Participant in our solicitation of proxies, and he does not beneficially own any shares of common stock of the Company. The Company is unaware of any Participant who owns any securities of the Company of record that such Participant does not own beneficially, except as described in this proxy statement.

Information Regarding Transactions in the Company’s Securities by Participants — Last Two Years
The following table sets forth information regarding transaction in Company securities by each Participant from March 17, 2023 to March 17, 2025. All transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	*Transaction Code
Steven A. Betts	2/11/2025	1,115	—	A	A
	10/15/2024	1,033	—	A	A
	7/8/2024	1,056	—	A	A
	5/30/2024	1,142	—	A	A
	1/12/2024	904	—	A	A
	10/10/2023	944	—	A	A
	7/11/2023	904	—	A	A
	6/2/2023	866	—	A	A
Gregory S. Bielli	12/20/2023	65,922	—	A	A
	12/20/2023	35,829	—	D	F
Brett A. Brown	3/14/2025	5,867	—	A	A
	3/14/2025	2,690	—	D	F
	3/13/2024	2,179	—	A	A
Jeannie Lynn Fuller	7/11/2023	297	—	A	A
	6/2/2023	661	—	A	A
Denise A. Gammon	2/11/2025	545	—	A	A
Susan K. Hori	7/11/2023	486	—	A	A
	6/2/2023	1,071	—	A	A
Michael R.W. Houston	3/13/2025	2,927	—	A	A
	3/13/2025	941	—	D	F
	3/13/2024	1,100	—	A	A
	3/13/2024	354	—	D	F
Anthony L. Leggio	2/11/2025	1,115	—	A	A
	10/15/2024	1,033	—	A	A
	7/8/2024	1,056	—	A	A
	5/30/2024	1,142	—	A	A
	1/12/2024	904	—	A	A
	10/10/2023	944	—	A	A
	7/11/2023	904	—	A	A
	6/2/2023	866	—	A	A
Allen E. Lyda	3/5/2025	3,251	—	A	A
	3/5/2025	1,611	—	D	F
	1/21/2025	26,586	—	A	A
	1/21/2025	13,425	—	D	F
	3/13/2024	6,472	—	A	A
	3/13/2024	3,518	—	D	F
	12/20/2023	9,999	—	A	A
	12/20/2023	4,735	—	D	F
Jeffrey J. McCall	2/11/2025	934	—	A	A
Hugh F. McMahon	3/14/2025	7,808	—	A	A
	3/14/2025	4,166	—	D	F
	3/13/2024	7,373	—	A	A

	3/13/2024	3,911	—	D	F
Norman J. Metcalfe	2/11/2025	—	1,272	A	A
	10/15/2024	—	1,176	A	A
	7/8/2024	—	1,203	A	A
	5/30/2024	—	1,305	A	A
	1/12/2024	—	1,049	A	A
	10/10/2023	—	1,098	A	A
	7/11/2023	—	1,049	A	A
	6/2/2023	—	1,003	A	A
Rhea Frawn Morgan	2/11/2025	879	—	A	A
	10/15/2024	820	—	A	A
	7/8/2024	836	—	A	A
	5/30/2024	899	—	A	A
	1/12/2024	686	—	A	A
	10/10/2023	712	—	A	A
	7/11/2023	686	—	A	A
	6/2/2023	661	—	A	A
Eric H. Speron	2/19/2025	545	—	A	A
Geoffrey L. Stack	2/11/2025	1,365	—	A	A
	12/12/2024	2,500	—	D	S
	12/10/2024	2,500	—	D	S
	12/9/2024	2,500	—	D	S
	12/9/2024	2,500	—	D	S
	12/2/2024	2,500	—	D	S
	11/26/2024	2,500	—	D	S
	11/25/2024	2,500	—	D	S
	11/25/2024	2,500	—	D	S
	11/22/2024	3,000	—	D	S
	11/22/2024	3,000	—	D	S
	11/15/2024	2,338	—	D	S
	11/13/2024	2,000	—	D	S
	10/15/2024	1,603	—	A	A
	7/8/2024	—	1,642	A	A
	5/30/2024	—	1,791	A	A
	1/12/2024	—	1,340	A	A
	10/10/2023	—	1,406	A	A
	7/11/2023	—	1,339	A	A
	6/2/2023	1,276	—	A	A
Daniel R. Tisch	2/11/2025	1,508	—	A	A
	10/15/2024	1,390	—	A	A
	7/8/2024	1,422	—	A	A
	7/11/2023	1,122	—	A	A
	6/2/2023	1,071	—	A	A
TowerView LLC	5/30/2024	1,548	—	A	A
	1/12/2024	1,122	—	A	A
	10/10/2023	1,175	—	A	A
	9/26/2023	7,785	—	A	P
	9/27/2023	4,888	—	A	P
	5/24/2023	2,889	—	A	P

	5/25/2023	3,609	—	A	P
	3/24/2023	11,329	—	A	P
Robert D. Velasquez	3/14/2025	5,159	—	A	A
	3/14/2025	3,552	—	D	F
	3/13/2024	4,901	—	A	A
	3/13/2024	3,369	—	D	F
Michael H. Winer	2/11/2025	1,115	—	A	A
	10/15/2024	1,033	—	A	A
	7/8/2024	1,056	—	A	A
	5/30/2024	1,142	—	A	A
	1/12/2024	904	—	A	A
	10/10/2023	944	—	A	A
	7/11/2023	904	—	A	A
	6/2/2023	866	—	A	A
Kenneth G. Yee	2/11/2025	191	—	A	A

*	Transaction Codes:
A:	Grant, award, or other acquisition of securities from the company (such as an option)
D:	Disposition to the issuer of issuer equity securities pursuant to Rule 16b-3(e)
F:	Payment of exercise price or tax liability by delivering or withholding securities
P:	Open market or private purchase of non-derivative or derivative security
S:	Open market or private sale of securities
Miscellaneous Information Regarding Participants in the Solicitation
Except as described in the proxy statement or this Appendix A, to the Company’s knowledge: none of the Participants or their associates (i) during the past ten (10) years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) beneficially owns, directly or indirectly, any shares or other securities of Tejon Ranch Co. or any of Tejon Ranch Co.’s subsidiaries; or (iii) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2025 Annual Meeting. In addition, other than as set forth in this Appendix A or the proxy statement, neither Tejon Ranch Co. nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix A or the proxy statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by Tejon Ranch Co. or its affiliates or with respect to any future transactions to which Tejon Ranch Co. or any of its affiliates will or may be a party; or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of Tejon Ranch Co.’s last fiscal year or any currently proposed transactions, to which Tejon Ranch Co. or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

APPENDIX B
ATTACHMENT A TO CORPORATE GOVERNANCE GUIDELINES
The Nominating and Corporate Governance Committee annually reviews the independence of all directors and reports its findings to the Board. Based upon the report and the directors’ consideration, the Board determines which directors shall be deemed independent.
A director will be deemed independent if it is determined that he or she has no material relationship with the corporation, either directly or through an organization that has a material relationship with the corporation. A relationship is “material” if, in the judgment of the Board, it might reasonably be considered to interfere with the exercise of independent judgment. Ownership of stock of the corporation is not, in itself, inconsistent with a finding of independence. An Audit Committee member must also be independent within the meaning of the New York Stock Exchange’s (NYSE) listing requirements for audit committees and the requirements set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. A member of the Compensation Committee must also meet the independent requirements contained within the NYSE’s listing requirements for Compensation Committees. The following standards are utilized in determining whether a director shall be deemed independent:
•the director is not, and in the past three years has not been, an employee of Tejon Ranch Co. or any of its subsidiaries (collectively, “Tejon”);
•an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of Tejon;
•neither the director nor a member of the director’s immediate family is, or in the past three years has been, affiliated with or employed by Tejon’s present or former (within three years) internal or external auditor;
•neither the director nor a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of another company where any of Tejon’s present executives serve on that company’s compensation committee;
•neither the director nor a member of the director’s immediate family receives or has received more than $120,000 per year in direct compensation from Tejon in the past three years, other than director and committee fees and pensions or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service);
•(a) the director is not a current partner or employee of a firm that is Tejon’s internal or external auditor;
(b) the director does not have an immediate family member who is a current partner of such a firm; (c) the director does not have an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (d) the director or an immediate family member was not within the last three years a partner or employee of such a firm and personally worked on Tejon’s audit within that time;
•the director is not, and during the past three years has not been an executive officer or employee, and no member of the director’s immediate family is or has been during the past three years an executive officer, of a company that makes payments to, or receives payments from, Tejon for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than an employee) who shares such person’s home.
B-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature [PLEASE SIGN WITHIN BOX] Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V64227-P28011 !! !! !! !! !! !! !! !! !! !! !! ! !! THIS IS THE WHITE PROXY CARD 1. Election of Directors – YOU MAY VOTE "FOR" NO MORE THAN 10 NOMINEES Election of ten (10) directors for a term to end as of the 2026 annual meeting of shareholders and until their successors are duly elected and qualified. You may mark "FOR" with respect to up to only ten (10) nominees in total. If you mark "FOR" with respect to more than ten (10) nominees, your vote on Proposal 1 regarding the election of directors will be invalid and will not be counted. If you mark "FOR" with respect to fewer than ten (10) nominees, your shares will be voted "FOR" only with respect to those nominees you have so marked as described below. Discretionary authority will be exercised to allocate cumulated votes at the 2025 Annual Meeting. Unless you specifically instruct otherwise, if you sign and return this WHITE proxy card, your votes on Proposal 1 will be voted as follows: • If you (a) mark “FOR” all ten (10) Company Nominees, (b) do not mark “FOR” or “WITHHOLD” with respect to any nominee, or (c) do not mark “FOR” or “WITHHOLD” with respect to any Company Nominee but mark “WITHHOLD” with respect to one or more Bulldog Nominees, your proxy card will confer the named proxies with the authority to cumulate all of your votes on Proposal 1 among the ten (10) Company Nominees at their discretion. • If you mark “FOR” fewer than ten (10) Company Nominees and do not mark “FOR” any Bulldog Nominee, your proxy card will confer the named proxies with the authority to cumulate all of your votes on Proposal 1 among such Company Nominees at their discretion. • If you mark “FOR” one or more Bulldog Nominees and also mark “FOR” one or more Company Nominees (but collectively no more than ten (10) nominees), one tenth (1/10) of your votes on Proposal 1 will be voted “FOR” each such Bulldog Nominee, and your proxy card will confer the named proxies with the authority to cumulate any remaining votes on Proposal 1 among such Company Nominees at their discretion. • If you mark “FOR” one or more Bulldog Nominees and do not mark “FOR” any Company Nominee, one tenth (1/10) of your votes on Proposal 1 will be voted “FOR” each such Bulldog Nominee. The named proxies will exercise their discretion to allocate cumulated votes so as to provide for the election of the maximum number of Company Nominees, including the order of priority of such Company Nominees to whom such votes may be allocated. If you do not wish to grant the named proxies discretionary authority to allocate your cumulated votes in the election of directors, you must either indicate this on your proxy card in accordance with the instructions set forth below or mark “FOR” only Bulldog Nominees. 2. Ratification of appointment of Deloitte & Touche LLP as the Company's Independent Registered public accounting firm for fiscal year 2025. 3. Advisory vote to approve named executive officer compensation. 1k. Andrew Dakos 1l. Phillip Goldstein 1m. Aaron T. Morris 4. Vote on shareholder proposal to request Board of Directors to Amend Governance Documents to provide rights for shareholders with 10% or more ownership to call special meetings. Bulldog Nominees OPPOSED by the Board: The Board of Directors recommends you vote "FOR" ONLY each of the following ten (10) Company Nominees. The Board of Directors recommends you vote WITHHOLD on each of the Bulldog Nominees listed below. The Board of Directors recommends you vote FOR proposals 2 and 3. The Board of Directors recommends you vote AGAINST proposal 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR WITHHOLD FOR WITHHOLD 1a. Steven A. Betts 1b. Gregory S. Bielli 1c. Denise Gammon 1d. Anthony L. Leggio 1e. Jeffrey J. McCall 1h. Daniel R. Tisch 1f. Norman J. Metcalfe 1i. Michael H. Winer 1g. Eric H. Speron 1j. Kenneth G. Yee Company Nominees RECOMMENDED by the Board: !! To specify directions with respect to cumulative voting, mark the adjacent box and write your instructions in the space provided below under “CUMULATIVE VOTING INSTRUCTIONS.” CUMULATIVE VOTING INSTRUCTIONS: Provide below any instructions with respect to how the undersigned’s shares should be cumulatively voted at the 2025 Annual Meeting, including the number of shares of Common Stock to be voted for any particular nominee and/or the name of any nominee with respect to whom the undersigned is withholding authority to cumulate votes, as applicable. Unless indicated to the contrary in the space provided below, all cumulative votes of the undersigned will be distributed among the remaining Company Nominees you mark "FOR" at the discretion of the proxy holders named herein. ! C/O FIRST COAST RESULTS, INC. SUITE 112 200 BUSINESS PARK CIRCLE SAINT AUGUSTINE, FL 32095 !! ! !! ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2025. Have your WHITE proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TRC2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. SHAREHOLDER MEETING REGISTRATION In order to attend the virtual Annual Meeting, you must register in advance no later than May 12, 2025, at 8:30 a.m. Eastern Time by visiting www.proxyvote.com and registering under the "Attend a Meeting" tab. VOTE BY MAIL Mark, sign and date your WHITE proxy card and return the entire card in the envelope provided, or if you have misplaced the envelope, mail to the return address shown in the upper left of this card. SCAN TO VIEW MATERIALS & VOTEw

V64228-P28011 TEJON RANCH CO. Notice of 2025 Annual Meeting of Shareholders This WHITE Proxy Card is Solicited by the Board of Directors for the Annual Meeting to be held May 13, 2025 The undersigned hereby appoints Norman J. Metcalfe and Gregory S. Bielli, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Tejon Ranch Co. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2025 Annual Meeting of Shareholders of the Company to be held May 13, 2025 beginning at 9:00 A.M. PDT (the "2025 Annual Meeting"), or at any adjournment or postponement thereof, (including, if applicable, on any matter which the Board of Directors did not know would be presented at the 2025 Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any Company nominee named in Proposal 1 becomes unable to serve or for good cause will not serve) with all powers that the undersigned would possess if present at the 2025 Annual Meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no such directions are made, this proxy will be voted as described under Proposal 1 on the reverse side and FOR Proposals 2 and 3, and AGAINST Proposal 4. If any other matters properly come before the 2025 Annual Meeting, the persons named in this proxy will vote on such matters in their discretion to the extent permitted by Exchange Act Rule 14a-4(c). Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 13, 2025. The Notice and 2025 Proxy Statement, 2024 Annual Report and Shareholder Letter are available at www.proxyvote.com. (Items to be voted appear on reverse side) 2025 Annual Meeting of Tejon Ranch Co. Shareholders May 13, 2025, 9:00 a.m. PDT www.virtualshareholdermeeting.com/TRC2025